                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY


================================================================================










                              BRIDGE LOAN AGREEMENT


                                   dated as of


                                  June 26, 1998


                                      among


                         WINDMERE-DURABLE HOLDINGS, INC.
                                   as Borrower


              the Guarantors listed on the signature pages hereto,
                                  as Guarantors


                            THE LENDERS named herein,


               NationsBanc Montgomery Securities LLC, as Arranger


                                       and


                 NationsBridge, L.L.C., as Administrative Agent









================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.    DEFINITIONS.....................................................1

SECTION 1.1.  DEFINED TERMS...................................................1
SECTION 1.2.  INTERPRETATION.................................................22

ARTICLE II    THE CREDIT AGREEMENT...........................................23

SECTION 2.1.  COMMITMENTS TO MAKE BRIDGE LOANS...............................23
SECTION 2.2.  CONVERSION TO TERM LOANS.......................................23
SECTION 2.3.  OPTION TO EXCHANGE TERM LOANS FOR EXCHANGE NOTES...............23
SECTION 2.4.  INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT INTEREST.........24
SECTION 2.5.  MANDATORY PREPAYMENT...........................................25
SECTION 2.6.  OPTIONAL PREPAYMENT............................................25
SECTION 2.7.  BREAKAGE COSTS; INDEMNITY......................................26
SECTION 2.8.  EFFECT OF NOTICE OF PREPAYMENT.................................26
SECTION 2.9.  PAYMENTS.......................................................26
SECTION 2.10. TAXES..........................................................28
SECTION 2.11. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC.....................30
SECTION 2.12. CERTAIN FEES...................................................31

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.................................32

SECTION 3.1.  REPRESENTATIONS AND WARRANTIES IN THE CREDIT AGREEMENT AND
                 THE ACQUISITION AGREEMENT...................................32
SECTION 3.2.  ORGANIZATION; POWERS...........................................32
SECTION 3.3.  DUE AUTHORIZATION AND ENFORCEABILITY...........................32
SECTION 3.4.  NO CONFLICTS...................................................33
SECTION 3.5.  NO VIOLATIONS; MATERIAL CONTRACTS..............................34
SECTION 3.6.  CAPITAL STOCK; SUBSIDIARIES....................................34
SECTION 3.7.  LIENS..........................................................35
SECTION 3.8.  NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS
                 OF FEDERAL RESERVE SYSTEM...................................35
SECTION 3.9.  GOVERNMENTAL REGULATIONS.......................................35
SECTION 3.10. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES...............35
SECTION 3.11. FULL DISCLOSURE................................................36
SECTION 3.12. PRIVATE OFFERING; RULE 144A MATTERS............................36
SECTION 3.13. ABSENCE OF PROCEEDINGS.........................................37
SECTION 3.14. TAXES..........................................................37
SECTION 3.15. FINANCIAL CONDITION; SOLVENCY..................................37
SECTION 3.16. NO MATERIAL ADVERSE CHANGE.....................................38
SECTION 3.17. YEAR 2000 COMPLIANCE...........................................38

ARTICLE IV.   COVENANTS......................................................38

SECTION 4.1.  USE OF PROCEEDS................................................38
SECTION 4.2.  NOTICE OF DEFAULT AND RELATED MATTERS..........................38
SECTION 4.3.  MERGER; SALE OF ALL OR SUBSTANTIALLY ALL ASSETS................39
SECTION 4.4.  INFORMATION; SEC REPORTS; COMPLIANCE CERTIFICATES..............40
SECTION 4.5.  EXISTENCE; BUSINESS AND PROPERTIES; INSURANCE..................41

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
SECTION 4.6.  COMPLIANCE WITH LAWS...........................................42
SECTION 4.7.  RESTRICTED PAYMENTS............................................42
SECTION 4.8.  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES..42
SECTION 4.9.  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND
                 ISSUANCE OF ADDITIONAL PREFERRED STOCK......................42
SECTION 4.10. ANTI-LAYERING..................................................44
SECTION 4.11. SALE AND LEASEBACK TRANSACTIONS................................44
SECTION 4.12. INVESTMENTS; ACQUISITIONS......................................44
SECTION 4.13. LIMITATION ON TRANSACTIONS WITH AFFILIATES.....................45
SECTION 4.14. LINE OF BUSINESS...............................................45
SECTION 4.15. LIENS..........................................................45
SECTION 4.16. STAY, EXTENSION AND USURY LAWS.................................45
SECTION 4.17. CHANGE OF CONTROL..............................................45
SECTION 4.18. OBLIGATIONS AND TAXES..........................................46
SECTION 4.19. CONSOLIDATED NET WORTH.........................................46
SECTION 4.20. CONSOLIDATED FIXED CHARGE COVERAGE RATIO.......................47
SECTION 4.21. CONSOLIDATED LEVERAGE RATIO....................................47
SECTION 4.22. CONSOLIDATED INTEREST COVERAGE RATIO...........................48
SECTION 4.23. CONSOLIDATED EBITDA............................................49
SECTION 4.24. ADDITIONAL SUBSIDIARY GUARANTEES...............................49
SECTION 4.25. YEAR 2000 COMPLIANCE...........................................49
SECTION 4.26. ENVIRONMENTAL COMPLIANCE.......................................50
SECTION 4.27. ERISA..........................................................50
SECTION 4.28. HEDGING OBLIGATIONS............................................51
SECTION 4.29. DEFAULTS UNDER OTHER AGREEMENTS................................51
SECTION 4.30. LICENSES.......................................................51
SECTION 4.31. DISSOLUTION, ETC...............................................52

ARTICLE V. CONDITIONS........................................................52

SECTION 5.1.  CLOSING........................................................52
SECTION 5.2.  CORPORATE AND OTHER PROCEEDINGS................................52
SECTION 5.3.  CONCURRENT TRANSACTIONS........................................54
SECTION 5.4.  NO MATERIAL LOSS...............................................54
SECTION 5.5.  NO EVENT OF DEFAULT............................................55
SECTION 5.6.  LITIGATION; RESTRAINING ORDERS.................................55
SECTION 5.7.  NO CHANGES IN FINANCIAL MARKETS................................55
SECTION 5.8.  ENVIRONMENTAL REPORTS..........................................55
SECTION 5.9.  DUE DILIGENCE..................................................56
SECTION 5.10. ESCROW AGREEMENT...............................................56
SECTION 5.11. EXCHANGE NOTES.................................................56
SECTION 5.12. ESCROWED WARRANTS..............................................56
SECTION 5.13. DEBT REGISTRATION RIGHTS AGREEMENT.............................56
SECTION 5.14. EQUITY REGISTRATION RIGHTS AGREEMENT...........................56
SECTION 5.15. DELIVERY OF OPINIONS...........................................56
SECTION 5.16. SOLVENCY.......................................................57
SECTION 5.17. PAYMENT OF FEES................................................57
SECTION 5.18. NO BREACH UNDER ENGAGEMENT LETTER, COMMITMENT
                  LETTER OR FEE LETTER.......................................57
SECTION 5.19. CONSENTS AND APPROVALS.........................................57
SECTION 5.20. MARGIN REGULATIONS.............................................57
SECTION 5.21. SATISFACTORY FINANCIAL STATEMENTS..............................58
SECTION 5.22. REPAYMENT OF INDEBTEDNESS......................................58

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
ARTICLE VI.  TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH
                LOANS AND THE SECURITIES; REPRESENTATIONS OF LENDERS;
                PARTICIPATIONS...............................................58

SECTION 6.1.  TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING THE
                  LOANS AND THE SECURITIES...................................58
SECTION 6.2.  PERMITTED ASSIGNMENTS..........................................59
SECTION 6.3.  PERMITTED PARTICIPANTS; EFFECT.................................59
SECTION 6.4.  DISSEMINATION OF INFORMATION...................................60
SECTION 6.5.  TAX TREATMENT..................................................60
SECTION 6.6.  REPLACEMENT SECURITIES UPON TRANSFER OR EXCHANGE...............60
SECTION 6.7.  REGISTER.......................................................60

ARTICLE VII. EVENTS OF DEFAULT...............................................61

SECTION 7.1.  EVENTS OF DEFAULT..............................................61
SECTION 7.2.  ACCELERATION...................................................63
SECTION 7.3.  RIGHTS AND REMEDIES CUMULATIVE.................................63
SECTION 7.4.  DELAY OR OMISSION NOT WAIVER...................................63
SECTION 7.5.  WAIVER OF PAST DEFAULTS........................................64
SECTION 7.6.  RIGHTS OF LENDERS TO RECEIVE PAYMENT...........................64

ARTICLE VIII. PERMANENT SECURITIES...........................................64

SECTION 8.1.  PERMANENT SECURITIES...........................................64

ARTICLE IX.  TERMINATION.....................................................65

SECTION 9.1.  TERMINATION....................................................5
SECTION 9.2.  SURVIVAL OF CERTAIN PROVISIONS.................................65

ARTICLE X.   SUBORDINATION...................................................65

SECTION 10.1.  CERTAIN DEFINITIONS...........................................65
SECTION 10.2.  LIQUIDATION; DISSOLUTION; BANKRUPTCY..........................66
SECTION 10.3.  DEFAULT ON DESIGNATED SENIOR DEBT.............................66
SECTION 10.4.  ACCELERATION OF SECURITIES....................................67
SECTION 10.5.  WHEN DISTRIBUTION MUST BE PAID OVER...........................67
SECTION 10.6.  NOTICE BY THE BORROWER........................................68
SECTION 10.7.  SUBROGATION...................................................68
SECTION 10.8.  RELATIVE RIGHTS...............................................68
SECTION 10.9.  SUBORDINATION MAY NOT BE IMPAIRED BY THE BORROWER
                   AND THE GUARANTORS........................................69
SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE......................69
SECTION 10.11. RIGHTS OF ADMINISTRATIVE AGENT................................69
SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.........................69
SECTION 10.13. AMENDMENTS....................................................70

ARTICLE XI.  GUARANTEE.......................................................70

SECTION 11.1.  THE GUARANTEE.................................................70
SECTION 11.2.  LIMITATION ON LIABILITY.......................................71
SECTION 11.3.  STAY OF ACCELERATION..........................................72
SECTION 11.4.  RELEASE OF GUARANTORS.........................................72

ARTICLE XII.  INDEMNITY......................................................72

SECTION 12.1.  INDEMNIFICATION...............................................72
SECTION 12.2.  INDEMNITY NOT AVAILABLE.......................................73
SECTION 12.3.  SETTLEMENT OF CLAIMS..........................................74
SECTION 12.4.  APPEARANCE EXPENSES...........................................74

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
SECTION 12.5.  INDEMNITY FOR TAXES, RESERVES AND EXPENSES....................74
SECTION 12.6.  SURVIVAL OF INDEMNIFICATION...................................75
SECTION 12.7.  LIABILITY NOT EXCLUSIVE; PAYMENTS.............................75

ARTICLE XIII.  THE ADMINISTRATIVE AGENT; THE ARRANGERS.......................76

SECTION 13.1.  APPOINTMENT...................................................76
SECTION 13.2.  DELEGATION OF DUTIES..........................................76
SECTION 13.3.  EXCULPATORY PROVISIONS........................................76
SECTION 13.4.  RELIANCE BY ADMINISTRATIVE AGENT..............................77
SECTION 13.5.  NOTICE OF DEFAULT.............................................77
SECTION 13.6.  NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS........77
SECTION 13.7.  INDEMNIFICATION...............................................78
SECTION 13.8.  ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITIES............78
SECTION 13.9.  SUCCESSOR ADMINISTRATIVE AGENT................................79
SECTION 13.10. SUCCESSOR ADMINISTRATIVE AGENT................................79

ARTICLE XIV.   MISCELLANEOUS.................................................79

SECTION 14.1.  EXPENSES; DOCUMENTARY TAXES...................................79
SECTION 14.2.  NOTICES.......................................................79
SECTION 14.3.  CONSENT TO AMENDMENTS AND WAIVERS.............................80
SECTION 14.4.  PARTIES.......................................................81
SECTION 14.5.  NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                   JURY TRIAL................................................81
SECTION 14.6.  REPLACEMENT NOTES.............................................82
SECTION 14.7.  APPOINTMENT OF AGENT FOR SERVICE..............................82
SECTION 14.8.  MARSHALLING; RECAPTURE........................................82
SECTION 14.9.  LIMITATION OF LIABILITY.......................................82
SECTION 14.10. INDEPENDENCE OF COVENANTS.....................................83
SECTION 14.11. CURRENCY INDEMNITY............................................83
SECTION 14.12. WAIVER OF IMMUNITY............................................83
SECTION 14.13. FREEDOM OF CHOICE.............................................83
SECTION 14.14. SUCCESSORS AND ASSIGNS........................................84
SECTION 14.15. MERGER........................................................84
SECTION 14.16. SEVERABILITY CLAUSE...........................................84
SECTION 14.17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                   DELIVERY..................................................84

EXHIBIT A:  ASSIGNMENT AND ACCEPTANCE
EXHIBIT B:  FORM OF BRIDGE NOTE
EXHIBIT C:  DEBT REGISTRATION RIGHTS AGREEMENT
EXHIBIT D:  EQUITY REGISTRATION RIGHTS AGREEMENT
EXHIBIT E:  ESCROW AGREEMENT
EXHIBIT F:  EXCHANGE NOTE INDENTURE
EXHIBIT G:  WARRANT AGREEMENT
EXHIBIT H:  OPINION OF GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL

              THIS BRIDGE LOAN AGREEMENT, dated as of June 26, 1998 (as amended, restated and/or otherwise modified from time to time, this "AGREEMENT"), is by and among:

              (a) Windmere-Durable Holdings, Inc., a Florida corporation (the "BORROWER"),

              (b) the Guarantors listed on the signature pages hereto as Guarantors,

              (c)    NationsBridge, L.L.C., as Administrative Agent, and

              (d)    NationsBanc Montgomery Securities LLC, as Arranger.

              The parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

              Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

              "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Subsidiary of, such specified Person including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "ACQUISITION" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute any material part of the assets of such Person or of a line or lines of business conducted by such Person.

              "ACQUISITION AGREEMENT" means the Transaction Agreement, together with the exhibits, schedules and attachments thereto, dated as of May 10, 1998, by and among B&D and the Borrower on behalf of itself and its Wholly Owned Subsidiaries.

              "ADMINISTRATIVE AGENT" means NationsBridge, L.L.C., acting as administrative agent pursuant to Article XIII or any successor or replacement Administrative Agent, acting in such capacity.

              "AFFECTED PARTY" means any Lender, any Lender's Eurodollar Lending Office, any beneficial owner of any Lender, and their respective successors and assigns.

              "AFFILIATE" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock of the Borrower or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

              "AFFILIATE TRANSACTION" has the meaning specified in Section 4.13.

              "AGREEMENT" has the meaning specified in the preamble to this Agreement.

              "APPLICABLE MARGIN" means:

              (i) with respect to Bridge Loans that are Base Rate Loans, 450 basis points per annum at all times through and including the date that is 180 days subsequent to the Closing Date, 550 basis points per annum at all times after the date that is 180 days subsequent to the Closing Date and prior to the date that is 270 days subsequent to the Closing Date and increasing by 50 basis points per annum on the date that is 270 days subsequent to the Closing Date and by an additional 50 basis points per annum on the last day of each 90-day period thereafter for so long as any Bridge Loans are outstanding; and

              (ii) with respect to Bridge Loans that are Eurodollar Rate Loans, 550 basis points per annum at all times through and including the date that is 180 days subsequent to the Closing Date, 650 basis points per annum at all times after the date that is 180 days subsequent to the Closing Date and prior to the date that is 270 days subsequent to the Closing Date and increasing by 50 basis points per annum on the date that is 270 days subsequent to the Closing Date and by an additional 50 basis points per annum on the last day of each 90-day period thereafter for so long as any Bridge Loans are outstanding.

              "APPLICABLE PERIOD" means (i) for the fiscal quarter of the Borrower and its Subsidiaries ending June 30, 1999 and each fiscal quarter of the Borrower and its Subsidiaries thereafter, a Four-Quarter Period, and (ii) for the fiscal quarters of the Borrower and its Subsidiaries ending September 30, 1998, December 31, 1998, and March 31, 1999 the one, two and three fiscal quarter periods ending on such dates. For purposes of determining the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio and the Consolidated Fixed Charge Ratio for the one, two or three fiscal quarter periods of the Borrower and its Subsidiaries ending September 30, 1998, December 31, 1998 and March 31, 1999, Consolidated EBITDA, Consolidated Interest Expense and Consolidated Fixed Charges shall be determined by multiplying the Adjusted Consolidated Fixed Charges (other than required principal payments) for such periods by four, two and four-thirds, respectively. Commencing with the fiscal quarter ending June 30, 1999 and thereafter, such ratios shall be calculated for a Four-Quarter Period.

              "APPROVED STOCK OPTION PLAN" means (a) each stock option plan (whether relating to employees or directors) or agreement pursuant to which the options listed on Schedule 1.4 of the Credit Agreement are listed and (b) any executive or employee stock option or incentive plan hereafter adopted by the board of directors of the Borrower.

              "ARRANGER" has the meaning specified in the preamble to this Agreement.

              "ASSET SALE" means any voluntary disposition, whether by sale, lease or transfer, other than as permitted under Section 4.3 hereof, of (a) any or all of the assets, excluding cash and cash equivalents, of the Borrower or its Subsidiaries, and (b) any of the capital stock (including the Salton/Maxim Shares), or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Person (other than a disposition to a Guarantor).

              "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of EXHIBIT A or such other form as shall be approved by the Administrative Agent.

              "B&D" means The Black & Decker Corporation, a Maryland corporation.

              "BANKRUPTCY LAW" means (i) Title 11 of the U.S. Code or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

              "BASE RATE" means, for any day, the sum of (a) higher of (i) the Federal Funds Rate for such day plus 50 basis points and (ii) the Prime Rate for such day, plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

              "BASE RATE LOAN" means a Bridge Loan or a Term Loan at any time that the interest rate thereon is computed with reference to the Base Rate.

              "BENEFICIAL OWNER" has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

              "BLACK & DECKER LICENSE AGREEMENT" means that certain Trademark License Agreement dated as of the date hereof among B&D and the Borrower.

              "BOARD" means the Board of Governors of the Federal Reserve System of the United States or any successor.

              "BORROWER" has the meaning specified in the preamble to this Agreement.

              "BRIDGE LOAN" means a loan made by any Lender to the Borrower pursuant to Section 2.1.

              "BRIDGE NOTE" means a promissory note of the Borrower in the form attached as EXHIBIT B hereto evidencing the Bridge Loan and Term Loan of any Lender.

              "BUSINESS DAY" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the City of New York, the City of Charlotte or at a place of payment are authorized by law, regulation or executive order to remain closed and, if such day relates to a payment or prepayment of principal of, or interest on, or an Interest Period for, Eurodollar Rate Loans, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank markets.

              "CAPITAL EXPENDITURES" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, the rate used in preparation of the financial statements described in
Section 4.4(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

              "CAPITAL LEASES" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

              "CAPITAL MARKETS TRANSACTION" has the meaning specified in Section 2.5(a).

              "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 30% of the Voting Stock of the Borrower (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

              "CHANGE OF CONTROL FEE" means a fee equal to 1% of the principal amount of the Loans prepaid pursuant to the Change of Control Offer.

              "CHANGE OF CONTROL OFFER" has the meaning specified in Section 4.17(a).

              "CHANGE OF CONTROL PAYMENT" has the meaning specified in Section 4.17(a).

              "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in
Section 4.17(a).

              "CLOSING" has the meaning specified in Section 5.1.

              "CLOSING DATE" has the meaning specified in Section 5.1.

              "CODE" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

              "COMMITMENT" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement.

              "COMMITMENT LETTER" means the Bridge Commitment Letter (including the Summaries of Indicative Terms and Conditions incorporated by reference therein), dated May 5, 1998, as amended, between the Borrower and the Administrative Agent.

              "CONSOLIDATED EBITDA" means , with respect to the Borrower and its Subsidiaries, for the Applicable Period ending as of the date of determination, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis provided, however, that with respect to an Acquisition that is accounted for as a "purchase," for the four fiscal quarters ending after the date of such Acquisition, Consolidated EBITDA shall include the results of operations of such acquired Person or assets, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interest."

              "CONSOLIDATED FIXED CHARGE RATIO" means, with respect to the Borrower and its Subsidiaries for the Applicable Period, the ratio of (i) Consolidated EBITDA for such period less Capital Expenditures for such period to
(ii) Consolidated Fixed Charges for such period.

              "CONSOLIDATED FIXED CHARGES" means, with respect to Borrower and its Subsidiaries for the Applicable Period, the sum of, without duplication, (i) Consolidated Interest Expense, during such period, and (ii) the principal amount of Consolidated Funded Indebtedness due and payable during such period, all determined in accordance with GAAP applied on a Consistent Basis.

              "CONSOLIDATED FUNDED INDEBTEDNESS" means at any time as of which the amount thereof is to be determined, all Indebtedness of the Borrower and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

              "CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to the Borrower and its Subsidiaries, for the period of four consecutive fiscal quarters ending as of the date of determination, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.

              "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Applicable Period, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

              "CONSOLIDATED LEVERAGE RATIO" means, for any date for which the computation thereof is being made, the ratio of (i) Consolidated Funded Indebtedness (determined as at such date) to (ii) Consolidated EBITDA for the Applicable Period.

              "CONSOLIDATED NET INCOME" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries less all operating and non-operating expenses (not related to extraordinary events) of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 4.19) in such calculation (1) the amount of any net gains on the sale, conversion or other disposition of capital assets, (2) the amount of any net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (3) the amount of any net gains on the collection of proceeds of life insurance policies, (4) any write-up of any asset, (5) any other net gain of an extraordinary nature, and
(6) dividends and distributions in respect of minority investments in Persons other than Subsidiaries, all as determined in accordance with GAAP applied on a Consistent Basis; provided that for the purposes of determining compliance with Section 4.19, there shall be disregarded any increase in Consolidated Net Income upon giving effect to an Acquisition which results from the treatment of such Acquisition as a "pooling of interest" although such Acquisition was a "purchase" transaction for GAAP purposes.

              "CONSOLIDATED NET WORTH" means the total of the Borrower's and its Subsidiaries' shareholders' equity as determined in accordance with GAAP on a Consistent Basis, minus the sum of the following, (i) the book value of all assets that would be treated as intangible assets under GAAP and (ii) any prepaid advertising credits.

              "CONSISTENT BASIS" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 3.10(a) hereof.

              "CONTINGENT OBLIGATION" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                     (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                     (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                     (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                     (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                     (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

                     Contingent Obligations shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can reasonably be expected to become an actual or matured liability of such Person.

              "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Borrower who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

              "CONVERSION DATE" means the Maturity Date.

              "CONVERSION DEFAULT" means the occurrence of any one or more of the following: (i) any Payment Default, (ii) any acceleration of any of the obligations owing under the Credit Agreement, or (iii) any Default or Event of Default under Section 7.1(i) or (j).

              "CONVERSION RATE" means, as of any date, the sum of (i) the then applicable Conversion Spread, plus (ii) the greatest of the following (expressed as a percentage per annum), calculated as of the Conversion Date:

              (a) the rate of interest applicable to the Bridge Loans on the Conversion Date,

              (b) the sum of (1) the yield (expressed as a percentage per annum) in effect on the Conversion Date for United States Treasury Notes with a remaining maturity closest to nine years from the Conversion Date (provided, however, that if the remaining term of the Term Loans is not equal to the constant maturity of a United States Treasury Note for which a weekly average yield is given, such yield on United States Treasury Notes shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Notes for which such yields are given), plus (2) 675 basis points, and

              (c)    12.5%.

              "CONVERSION SPREAD" means zero basis points during the 90-day period commencing on the Conversion Date, increasing by 50 basis points at the beginning of each subsequent 90-day period.

              "CORE BUSINESS" means, with respect to the Borrower and its Subsidiaries, the business of manufacturing and distributing small household and outdoor appliances, pet products and related items consistent with past practices.

              "COST OF ACQUISITION" means, with respect to any Acquisition, as at the date of consummation of any such Acquisition, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property and the unpaid principal amount of any debt instrument given as consideration, (iii) any Indebtedness assumed by the Borrower or its Subsidiaries in connection with such Acquisition, and (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such a transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the New York Stock Exchange with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 4.4(b) hereof, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of the Borrower or such Subsidiary and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in
Section 4.4(b) hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

              "CREDIT AGREEMENT" means the Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders referred to therein and NationsBank, N.A., as agent and lender, as the same may be amended, extended, renewed, restated, refinanced, refunded, replaced, substituted, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

              "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

              "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

              "DEBT REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement among the Borrower, the Guarantors and the Administrative Agent pursuant to which the Exchange Notes are required to be registered for public sale, in the form attached as EXHIBIT C.

              "DEFAULT" means any event that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

              "DIRECT FOREIGN SUBSIDIARY" means any Foreign Subsidiary whose outstanding voting stock is owned by the Borrower or a Domestic Subsidiary.

              "DOLLARS" or "$" shall mean lawful money of the United States of America.

              "DOMESTIC SUBSIDIARY" means, with respect to the Borrower, any Subsidiary of the Borrower that was formed under the laws of the United States of America or that guarantees or otherwise provides credit support for any Indebtedness of the Borrower.

              "ELIGIBLE SECURITIES" means the following obligations and any other obligations previously approved in writing by the Administrative Agent:

              (a)    Government Securities;

              (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 180 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

              (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P or "A3" or better by Moody's;

              (d)    Repurchase Agreements;

              (e)    Municipal Obligations;

              (f)    Pre-Refunded Municipal Obligations;

              (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

              (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-1" or better by Moody's; and

              (i) asset-backed remarked certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

              "EMPLOYEE BENEFIT PLAN" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which
(A) is maintained for employees of the Borrower, any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower, any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time within the last six years been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Entity other than the United States of America.

              "ENGAGEMENT LETTER" means the engagement letter, dated May 5, 1998, between the Borrower and NationsBanc.

              "ENVIRONMENTAL LAWS" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material.

              "EQUITY OFFERING" means a public or private offering of equity securities (including, without limitation, any security or investment not constituting Indebtedness exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary (other than securities issued to the Borrower or another Subsidiary); provided, however, the term "EQUITY OFFERING" shall not include (i) any issuance of equity securities whose aggregate market value when combined with all other similar equity issuances, does not exceed $10,000,000 and which issuance in connection with the exercise of stock options or warrants granted to, or purchase of restricted stock by, eligible participants under an Approved Stock Option Plan or (ii) the Permanent Securities.

              "EQUITY REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement among the Borrower, the Guarantors and the Administrative Agent pursuant to which the Escrowed Warrants and the Warrant Shares are required to be registered for public sale, in the form attached as EXHIBIT D.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

              "ERISA AFFILIATE" means any Person or trade or business which is a member of a group which is under common control with the Borrower who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

              "ESCROW ACCOUNT" has the meaning specified in the Escrow
Agreement.

              "ESCROW AGENT" means U.S. Bank Trust National Association, in its capacity as escrow agent pursuant to the Escrow Agreement.

              "ESCROW AGREEMENT" means the escrow agreement among the Administrative Agent, on behalf of the Lenders, and the Escrow Agent, in the form attached as EXHIBIT E.

              "ESCROWED WARRANTS" means the warrants to purchase shares of common stock of the Borrower, par value $.10 per share, deposited with the Escrow Agent pursuant to the Escrow Agreement on the date hereof.

              "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office, if any, of such Lender specified from time to time as its "Eurodollar Lending Office" in a written notice to the Borrower.

              "EURODOLLAR RATE" means the interest rate per annum calculated according to the following formula:

              Eurodollar =     Interbank Offered Rate           +    Applicable
              Rate          1- Eurodollar Reserve Percentage         Margin

              "EURODOLLAR RATE LOAN" means a Bridge Loan at any time the interest rate thereon is computed with reference to the Eurodollar Rate.

              "EURODOLLAR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Administrative Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Administrative Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

              "EVENT OF DEFAULT" means any event specified in Section 7.1.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "EXCHANGE NOTE INDENTURE" means, the indenture relating to the Exchange Notes, among the Borrower, as issuer, the Guarantors, as guarantors and the Exchange Note Trustee, as trustee, in the form attached as EXHIBIT F.

              "EXCHANGE NOTE TRUSTEE" means, on any date of determination, the trustee under the Exchange Note Indenture.

              "EXCHANGE NOTES" means the Senior Subordinated Exchange Notes of the Borrower, guaranteed by the Guarantors, placed into escrow on the Closing Date, to be issued in exchange for certain Term Loans pursuant to Section 2.3, in the form attached as an exhibit to the Exchange Note Indenture.

              "EXCHANGE NOTICE" has the meaning specified in Section 2.3(a) of this Agreement.

              "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

              "FEE LETTER" means that certain Fee Letter, dated May 5, 1998, as amended, among the Borrower, the Administrative Agent and NationsBanc.

              "FISCAL YEAR" means the twelve month fiscal period of the Borrower beginning January 1 of each calendar year and ending the following December 31 of such calendar year.

              "FOREIGN BENEFIT LAW" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

              "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of any jurisdiction other than one of the states comprising the United States of America, any territory thereof or the District of Columbia.

              "GAAP" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

              "GOVERNMENT SECURITIES" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

              "GOVERNMENTAL ENTITY" means any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, including but not limited to Malaysia, Mexico and Canada.

              "GUARANTORS" means (i) each current and future Domestic Subsidiary of the Borrower and (ii) any other Subsidiary of the Borrower that executes a notation of Guarantee in accordance with the provisions of this Agreement, and their respective successors and assigns.

              "GUARANTEE" means the guarantee by each of the Guarantors pursuant to Article XI hereof.

              "GUARANTEED OBLIGATIONS" has the meaning specified in Section
11.1.

              "GUARANTORS" has the meaning specified in the preamble to this Agreement.

              "HAZARDOUS MATERIAL" means and includes any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material (including petroleum products, asbestos-containing materials and lead), the management, generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

              "HEDGING OBLIGATIONS" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, currency exchange rates or forward rates applicable to such party's commodities, assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements, and forward commodity price options, puts, warrants and those commonly known as commodity "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

              "HPG ACQUISITION" means the acquisition by the Borrower of substantially all of the assets of the Target pursuant to the Acquisition Agreement.

              "INDEBTEDNESS" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property other than purchases of property, product, merchandise and services in the ordinary course of business (so long as such amounts are payable in less than twelve (12) months), all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed (except unperfected Liens incurred in the ordinary course of business and not in connection with the borrowing of money), all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, the face amount of all issued and outstanding letters of credit, and all Hedging Obligations; provided that in no event shall the term Indebtedness include capital stock surplus and retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

              "INDEBTEDNESS FOR MONEY BORROWED" means with respect to any Person, without duplication, all amounts owed, including principal, interest, fees, indemnities, costs, premium, damages and expenses, in respect of money borrowed, including without limitation the indebtedness evidenced by the Bridge Notes, the Loans and the Permanent Securities which are debt securities and all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

              "INDEMNIFIED PARTY" has the meaning specified in Section 12.1.

              "INDEMNIFYING PARTY" has the meaning specified in Section 12.1.

              "INTELLECTUAL PROPERTY" means all licenses, franchises, patents, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights the Borrower and its Subsidiaries own or have the right to use under valid license agreements or otherwise, and all applications for any of the foregoing, material to the conduct of their business as now conducted.

              "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means, collectively (or individually as the context may indicate), (i) the Intellectual Property Security Agreement dated as of the Closing Date and executed by the Borrower and certain of its Domestic Subsidiaries in favor of the agent under the Credit Agreement and (ii) each other Intellectual Property Security Agreement executed by the Borrower or a Domestic Subsidiary as permitted by the Credit Agreement.

              "INTERBANK OFFERED RATE" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "INTERBANK OFFERED RATE" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

              "INTEREST PAYMENT DATE" means (i) the last day of each September, December, March and June after the Closing Date , (ii) the Maturity Date and
(iii) the date of any prepayment of all or any portion of the principal of the Loans.

              "INTEREST PERIOD" means, in respect of any Eurodollar Rate Loan,
(i) in the case of the first Interest Period (if any) applicable to the Bridge Loans, the period commencing on and including the Closing Date and ending on the numerically corresponding date in the month thereafter, and (ii) in the case of each subsequent Interest Period, the period beginning on the last day of the prior Interest Period and ending on the numerically corresponding date in the month thereafter; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Notwithstanding the foregoing, no Interest Period in respect of the Bridge Loans may extend beyond the Maturity Date and each

Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

              "INVESTMENT BANKS" means, in the event of any Permanent Securities that are (a) equity securities, collectively, NationsBanc and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (b) debt securities, NationsBanc.

              "KMART AGREEMENT" means that certain Purchase, Distribution and Marketing Agreement dated as of January 27, 1997 between Kmart Corporation and Salton/Maxim.

              "LENDERS" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

              "LIEN" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

              "LIQUIDATED DAMAGES" means any and all liquidated damages then owing pursuant to any of the Loan Documents.

              "LOAN" means a Bridge Loan or a Term Loan.

              "LOAN DOCUMENTS" means this Agreement, the Bridge Notes and the Related Documents.

              "LOAN REGISTER" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to Section 6.3.

              "MAJORITY LENDERS" means, at any time, Lenders holding at least a majority of the then aggregate unpaid principal balance of the Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

              "MATERIAL CONTRACTS" has the meaning specified in Section 3.4(a).

              "MATERIAL ADVERSE EFFECT" means any circumstance or event that (i) has, or may be reasonably expected to have, any materially adverse effect upon the validity or enforceability of this Agreement or any of the Transaction Documents, (ii) is, or may be reasonably expected to be, materially adverse to the consolidated financial condition, business, operations, assets, liabilities or management of the Borrower and its Subsidiaries (without giving pro forma effect to the

HPG Acquisition), taken as a whole or the Target, or prospects of the Borrower and its Subsidiaries (without giving pro forma effect to the HPG Acquisition)
(iii) materially impairs the ability of the Borrower or any Guarantor to consummate the Loan or to perform its Obligations under the Transaction Documents.

              "MATURITY DATE" means June 26, 1999.

              "MOODY'S" means Moody's Investors Service, Inc.

              "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) fiscal years.

              "MUNICIPAL OBLIGATIONS" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment category by both S&P and Moody's.

              "NATIONSBANC" means NationsBanc Montgomery Securities LLC.

              "NET CASH PROCEEDS" means the aggregate cash proceeds received (including any cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note, an installment receivable or otherwise, but only as and when received) from any Capital Markets Transaction, net, in the case of an Asset Sale, of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) secured by a Lien permitted pursuant to Section 4.15 on such assets and required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and
(iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (except that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds).

              "OBLIGATIONS" means all now existing and hereafter arising obligations and liabilities of any of the Borrower and the Guarantors to any and all of the Lenders arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including, if applicable, Liquidated Damages), or otherwise and specifically including post-petition interest (whether or not an allowable claim).

              "OFFERING DOCUMENTS" means an offering memorandum or prospectus together with such other documents, instruments and agreements as the Investment Banks may request in their sole discretion in connection with the issuance of the Permanent Securities.

              "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operation Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "OFFICERS' CERTIFICATE" means a certificate signed on behalf of either the Borrower or any Guarantor by an Officer of the Borrower or any Guarantor, as the case may be, who must be the principal executive officer, a vice chairman, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or any Guarantor, as the case may be.

              "OPINION OF COUNSEL" means an opinion from legal counsel of the Borrower or any Guarantor, which legal counsel is reasonably acceptable to the Administrative Agent.

              "OPTION AGREEMENT" means that certain Stock Agreement dated as of May 6, 1998 between the Borrower and Salton/Maxim.

              "OTHER TAXES" has the meaning specified in Section 2.10(b).

              "PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section
10.4.

              "PAYMENT DEFAULT" means any Default or Event of Default under
Section 7.1(b), (c) or (d) or any matured or unmatured default under the analogous provisions of the documents governing the Credit Agreement.

              "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

              "PENSION PLAN" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates or (ii) has at any time within the last six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

              "PERMANENT SECURITIES" means any combination of (i) debt securities issued by the Borrower, which are guaranteed by the Guarantors and
(ii) equity securities of the Borrower which have either been registered with the SEC and sold pursuant to a registration statement in a public offering or privately placed or otherwise sold in an offering exempt from registration with the SEC, to refinance the Loans.

              "PERMITTED ACQUISITION" means (a) the HPG Acquisition and (b) each of the other Acquisitions effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity interest as such Person may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) with respect to an Acquisition where the Cost of Acquisition exceeds $5,000,000, substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from a line or lines of business that are part of the Core Business, (iii) pro forma historical financial statements as of the end of the most recent fiscal quarter for the trailing twelve month period giving effect to such Acquisition are delivered to the Administrative Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with Sections 4.19, 4.20 4.21 and 4.22 hereof after giving effect to such Acquisition, (iv) the aggregate Cost of Acquisition (excluding the value of any capital stock of the Borrower given as part of the Cost of Acquisition) with respect to any Acquisition consummated (A) during any fiscal year shall not exceed $20,000,000, and (B) during the term of this Agreement shall not exceed $100,000,000; and (v) the aggregate Cost of Acquisition which consists in whole or in part of the value of any capital stock of the Borrower (including without limitation when combined with cash, debt or the assumption of Indebtedness for any specific Acquisition) with respect to any Acquisition consummated after the Closing Date shall not exceed $10,000,000.

              "PERMITTED LIENS" means:

              (a) Liens securing Obligations under the Credit Agreement that were permitted by the terms hereof to be incurred;

              (b) Liens existing as of the date hereof, provided, however, that any such Lien that is released after the date hereof may not thereafter re-attach or otherwise become permitted by this clause (b);

              (c) Liens imposed by law for taxes, assessments or charges of any Governmental Entity for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

              (d) Liens in respect of purchase money Indebtedness permitted to be incurred pursuant to Section 4.9(vii)(a) hereof in connection with the acquisition of certain tangible property; provided that (a) the original principal balance of the Indebtedness secured by such Lien constitutes not less than 80% nor more than 100% of the purchase price of the property acquired and
(B) such Lien extends only to the property acquired with the proceeds of the Indebtedness so secured;

              (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

              (f) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

              (g) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere with the ordinary conduct of the business of the Borrower or any Subsidiary and do not impair the use of the property to which they attach to the extent that such interference or impairment would reasonably be expected to have a Material Adverse Effect; and

              (h) Liens on real property securing Indebtedness permitted under clauses (ii), (vii) or (ix) of Section 4.9 hereof (subject to compliance with subsection (c) above in connection with purchase money Indebtedness).

              "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

              "PREPAYMENT DATE" has the meaning specified in Section 2.8.

              "PRE-REFUNDED MUNICIPAL OBLIGATIONS" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and

Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due, and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

              "PRIME RATE" means the rate of interest per annum established from time to time by the Administrative Agent as its prime rate. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Administrative Agent.

              "QUERETERO PROPERTY" means the property located at Accesco III SIN, Fracc., Industrial Benito Juarez, Queretero, QRO. 76130, Mexico.

              "REGISTRATION RIGHTS AGREEMENTS" means the Debt Registration Rights Agreement and the Equity Registration Rights Agreement.

              "REGULATION D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

              "RELATED DOCUMENTS" means the Exchange Notes, the Exchange Note Indenture, the Registration Rights Agreements, the Warrant Agreement, the Escrow Agreement, the Engagement Letter and the Fee Letter.

              "REPURCHASE AGREEMENT" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

              "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or financial officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

              "RESTRICTED INVESTMENT" means an investment other than an investment permitted by Section 4.12 hereof.

              "RESTRICTED PAYMENTS" has the meaning specified in Section 4.7.

              "SALE AND LEASEBACK TRANSACTION" has the meaning specified in
Section 4.11.

              "SALTON/MAXIM" means Salton/Maxim Housewares, Inc., a Delaware corporation.

              "SALTON/MAXIM SHARES" means the shares of capital stock of Salton/Maxim owned by the Borrower.

              "SEC" means the Securities and Exchange Commission.

              "SECURITIES" means, collectively, the Exchange Notes and the Escrowed Warrants.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SINGLE EMPLOYER PLAN" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

              "SOLVENT" means, when used with respect to any Person, that at the time of determination:

              (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

              (b) it is then able and expects to be able to pay its debts as they mature; and

              (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

              "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

              "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "SUBSIDIARY" means, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.

              "TARGET" means the Household Products Group, excluding the Cleaning and Lighting divisions, of B&D.

              "TAXES" has the meaning specified in Section 2.10(a).

              "TERM LOAN" means a loan made on the Conversion Date, if any, by a Lender to the Borrower pursuant to Section 2.2 to refinance a Bridge Loan.

              "TERMINATION EVENT" means: (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or
(x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in such Employee Benefit Plan's termination or the revocation of the Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

              "TRANSACTIONS" means, collectively, the HPG Acquisition, the related financing transactions and each of the other transactions contemplated by the Transaction Documents.

              "TRANSACTION DOCUMENTS" the Loan Documents, the Credit Agreement and the Acquisition Agreement.

              "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

              "VOTING STOCK" means, with respect to any Person at any time, the capital stock of such Person that is at such time entitled to vote in the election of the board of directors of such Person.

              "WARRANT AGENT" means First Trust New York, in its capacity as warrant agent pursuant to the Warrant Agreement.

              "WARRANT AGREEMENT" means the warrant agreement between the Borrower and the Warrant Agent, in the form attached as EXHIBIT G.

              "WARRANT SHARES" means the shares of common stock of the Borrower issued pursuant to the Warrant Agreement upon exercise of the Escrowed Warrants.

              "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, 100% of the capital stock and other Equity Interests of which is owned directly or indirectly by such Person.

              "YEAR 2000 COMPLIANT" has the meaning specified in Section 3.17.

              "YEAR 2000 PROBLEM" has the meaning specified in Section 3.17.

              SECTION 1.2. Interpretation. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                                   ARTICLE II.
                              THE CREDIT AGREEMENT

              SECTION 2.1. COMMITMENTS TO MAKE BRIDGE LOANS. In reliance upon the representations and warranties of the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make a Bridge Loan to the Borrower on the Closing Date in the amount of such Lender's Commitment. The proceeds of each Bridge Loan shall be disbursed by wire transfer on the Closing Date as provided in written instructions delivered by the Borrower to each of the Lenders on the Business Day prior to the Closing Date. Each Bridge Loan will mature on the Maturity Date.

              SECTION 2.2. CONVERSION TO TERM LOANS. If, on the Maturity Date:
(i) all principal and interest in respect of the Bridge Loans has not been paid in full, (ii) no Conversion Default exists and is continuing, (iii) no order, decree, injunction or judgment enjoining the conversion of Bridge Loans to Term Loans shall be in effect and (iv) the Administrative Agent receives an Officers' Certificate from the Borrower certifying to the foregoing and requesting a conversion of the Bridge Loans to Term Loans, each of the Lenders hereby commits that, on the Maturity Date, such Lender will convert its Bridge Loan (including, without limitation, any Bridge Loans resulting from the capitalization of interest pursuant to Section 2.4(e) below), to a Term Loan maturing on the ninth anniversary of the original Maturity Date (and the Maturity Date shall be deemed to have been automatically extended to such ninth anniversary date).

              SECTION 2.3. OPTION TO EXCHANGE TERM LOANS FOR EXCHANGE NOTES.

              (a) On any Business Day on or after the Conversion Date (if any), any Lender may elect to exchange all or any portion of its Term Loan for one or more Exchange Notes by giving not less than three Business Days' prior irrevocable written notice of such election to the Borrower, the Escrow Agent, the Administrative Agent and the Exchange Note Trustee specifying the principal amount of its Term Loan to be exchanged (which shall be at least $1,000,000 and integral multiples of $1,000 in excess thereof) and subject to Section 6.1, the name of the proposed registered holder and, subject to the terms of the Exchange
Note Indenture, the amount of each Exchange Note requested (each such notice, an "EXCHANGE NOTICE"); provided, that in no event shall the aggregate principal amount of the Term Loans initially exchanged pursuant to this Section 2.3(a) be less than $25,000,000. Any such exchanging Lender shall deliver its Bridge Notes to the Administrative Agent within three Business Days following delivery of an Exchange Notice. Term Loans exchanged for Exchange Notes pursuant to this
Section 2.3 shall be deemed repaid and canceled and the Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Exchange Note Indenture.

              (b) Not later than the third Business Day after delivery of an Exchange Notice:

              (i) the Administrative Agent shall deliver to the Escrow Agent the original Bridge Notes delivered to it by the exchanging Lender pursuant to Section 2.3(a);

              (ii) the Escrow Agent shall cancel each Bridge Note so delivered to it and, if applicable, the Borrower shall issue a replacement Bridge Note to such Lender in an amount equal to the principal amount of such Lender's Term Loan that is not being exchanged, or the Escrow Agent shall make a notation on the surrendered Bridge Note to the effect that a portion of the Term Loan represented thereby has been repaid; and

              (iii) the Escrow Agent shall deliver the applicable Exchange Note(s) to the Exchange Note Trustee for authentication and delivery to the holder or holders thereof specified in the Exchange Notice.

              (c) Each Exchange Note issued pursuant to this Section 2.3 shall bear interest at a fixed rate equal to the rate per annum borne by the Term Loan on the date of the Exchange Notice. Accrued interest on Term Loans so exchanged shall be canceled and the Exchange Notes received in such exchange shall bear interest from and including the most recent date to which interest has been paid on the Term Loans so exchanged.

              SECTION 2.4. INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT
INTEREST.

              (a) INTEREST RATE APPLICABLE TO BRIDGE LOANS. The Bridge Loans shall be Base Rate Loans until the Borrower shall irrevocably specify in a written notice (a "RATE SELECTION NOTICE") delivered to the Administrative Agent, or otherwise agree with the Lenders, that the Bridge Loans shall be Eurodollar Rate Loans. Subject to Sections 2.4(d), (e) and (f) below (i) if the Bridge Loans are Base Rate Loans (prior to a Rate Selection Notice or pursuant to Section 2.9 (b) or (c)), the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin, changing when and as the Base Rate and/or the Applicable Margin changes, and (ii) if the Bridge Loans are Eurodollar Rate Loans, the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Eurodollar Rate plus the Applicable Margin, changing when and as the Eurodollar Rate and/or the Applicable Margin changes.

              (b)    INTEREST ON TERM LOANS. Subject to Sections 2.4(d), (e) and
(f) below, interest on the unpaid principal balance of the Term Loans of each Lender will accrue at a rate per annum equal to the Conversion Rate, changing when and as the Conversion Spread changes.

              (c) BASIS OF COMPUTATION OF INTEREST; PAYMENT OF INTEREST. All interest shall be calculated for actual days elapsed on the basis of a 360-day year (or a 365-day year in the case of Base Rate Loans) and shall be payable in arrears not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with Section 2.9.

              (d) MAXIMUM INTEREST RATE. Notwithstanding anything contained in Section 2.4(a) or 2.4(b), but subject to Section 2.4(f), in no event shall the interest rate on the Loans for any Interest Period exceed an annual rate equal to the lesser of (i) (A) in the case of Bridge Loans, 16% or (B) in the case of Term Loans, 17% and (ii) the maximum interest rate permitted by law.

              (e) OPTION TO PAY INTEREST IN KIND. Subject to Section 2.4(f), to the extent that the interest rate on the Loans for any Interest Period exceeds a rate equal to 14% per annum, in the case of the Bridge Loans, or 15% per annum, in the case of the Term Loans, the Borrower shall have the option to pay to each Lender, pro rata, all or a portion of the interest payable for such Interest Period in excess of the amount of interest that would have been payable on such date at an interest rate of 14% per annum, in the case of the Bridge Loans, or 15% per annum, in the case of the Term Loans, by capitalizing such excess interest and adding it to the aggregate principal amount of outstanding Bridge Loans or Term Loans, as the case may be, held by such Lender, effective as of the applicable Interest Payment Date. The Borrower shall give the Administrative Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

              (f) DEFAULT INTEREST. (i) If the Borrower shall default in the payment of the principal of or interest on any Loan or any other Obligation becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Loans. The Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time.

              SECTION 2.5. MANDATORY PREPAYMENT.

              (a) The Borrower shall prepay the Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Cash Proceeds of: (i) any direct or indirect public offering or private placement of the Permanent Securities, or any other debt or equity securities of the Borrower or any Guarantor issued after the Closing Date other than (A) any issuance of directors' qualifying shares and (B) any issuance or sale of common stock (or common stock equivalents) of the Borrower to officers and employees under employee benefit or compensation plans, (ii) the incurrence of any other Indebtedness by the Borrower or any of its Subsidiaries after the Closing Date (other than Indebtedness permitted to be incurred under the Credit Agreement pursuant to Section 4.9) and (iii) any Asset Sale by the Borrower or any of its Subsidiaries after the Closing Date (other than an Asset Sale permitted under Section 4.12) (each of the transactions in the foregoing clauses (i), (ii) and
(iii), a "CAPITAL MARKETS TRANSACTION"). The Borrower shall, not later than the fourth Business Day following any Capital Markets Transaction, apply such Net Cash Proceeds to prepay the Loans pursuant to this Section 2.5, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

              (b) Subject to and in accordance with Section 4.17, in the event of any Change of Control, the Borrower shall offer to prepay the Loans pursuant to Section 4.17.

              SECTION 2.6. OPTIONAL PREPAYMENT.

              The Borrower may, upon three Business Days' prior written notice to each of the Lenders, prepay the Loans at any time, in whole or in part, on a pro rata basis, by paying to each applicable Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

              SECTION 2.7. BREAKAGE COSTS; INDEMNITY. The Borrower agrees to indemnify and hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of:

              (a) the failure by the Borrower to borrow Eurodollar Rate Loans on the Closing Date after the Borrower has given a notice with respect thereof in accordance with Section 5.1, unless such failure by the Borrower is due exclusively to a Lender's gross negligence or willful action,

              (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of Section
2.5 or 2.6, as applicable, or

              (c) the mandatory or optional prepayment of Eurodollar Rate Loans on a day that is not the last day of an Interest Period.

Such indemnification may include an amount equal to the excess, if any of (i) such Affected Party's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events and (ii) the excess, if any of (A) the amount of interest that would have accrued on the principal amount of Bridge Loans not so made or the principal amount of Loans so prepaid from the date of such proposed issuance or prepayment in the case of a failure to make Bridge Loans, to the last day of the Interest Period that would have commenced on the proposed date of funding, or in the case of any such prepayment, to the last day of the Interest Period in which such prepayment occurred, in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.7 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

              SECTION 2.8. EFFECT OF NOTICE OF PREPAYMENT. The Borrower shall notify the Lenders in writing at their addresses shown in the Loan Register of any date set for prepayment (each such day, a "PREPAYMENT DATE") of Loans. Once such notice is sent or mailed, the Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Such notice may not be conditional.

              SECTION 2.9. PAYMENTS.

              (a) WIRE TRANSFER. Except as provided in Section 2.4(e) with respect to the payment of certain interest by capitalizing it and adding it to the principal of outstanding Loans, the principal of, fees, premium, if any, and interest on each Bridge Note and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Loan Register from time to time to the Borrower by any Lender at least three Business Days prior to the due date therefor.

              (b) CHANGE IN COSTS. If prior to the first day of any Interest Period with respect to a Eurodollar Rate Loan, any Lender shall have determined (which determination shall be conclusive and binding upon the Borrower and the Guarantors) that: (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender or its Eurodollar Lending Office of maintaining its Eurodollar Rate Loan during such Interest Period, then such Lender shall give facsimile or telephone notice thereof to the Borrower as soon as practicable thereafter. If such notice is given, the interest rate on each Bridge Loan for such Interest Period and for each subsequent Interest Period until such Lender gives notice to the Borrower otherwise shall equal the sum of the Base Rate plus the Applicable Margin.

              (c) CHANGE IN LAW. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Borrower that subsequent to the date hereof the introduction of, or any change in the interpretation of, any law or regulation makes it unlawful, or any Governmental Entity asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to make or maintain Eurodollar Rate Loans hereunder, (i) the obligation of such Lender to make or maintain Eurodollar Rate Loans shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and
(ii) any Eurodollar Rate Loan then outstanding from such Lender shall immediately be converted into a Base Rate Loan.

              (d) PAYMENTS ON BUSINESS DAYS. If any payment to be made hereunder or under any Bridge Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Business Day falls in the next calendar month, such payment shall be made on the next preceding Business Day.

              (e) PARTIAL PREPAYMENTS AND REDEMPTIONS. All partial prepayments and redemptions of the outstanding principal balance of the Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Loans eligible for prepayment or redemption.

              (f) ALLOCATION. Any money paid to, received by, or collected by the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

              FIRST: to any unpaid fees and reimbursement or unpaid expenses of the Administrative Agent hereunder and under the Fee letter;

              SECOND: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

              THIRD: to the indefeasible payment of all accrued interest to the date of such payment or collection;

              FOURTH: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Bridge Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bridge Notes for principal; and

              FIFTH: the balance, if any, to the Person lawfully entitled thereto.

              SECTION 2.10. TAXES.

              (a) TAXES. Any and all payments by the Borrower and each Guarantor hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document shall be made, in accordance with Section 2.9 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imports, deductions, charges or withholdings additions to tax, interest, penalties and all other liabilities with respect thereto, excluding income, franchise or similar taxes imposed or levied on the Administrative Agent or the Lenders as a result of a present or former connection between the Administrative Agent or the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imports, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower or any Guarantor shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under the Bridge Notes, the Exchange Notes or any other Loan Document to the Administrative Agent or the Lenders or any of their respective Affiliates who may become a Lender:
(i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.10) the Administrative Agent or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made;
(ii) the Borrower or such Guarantor, as the case may be, shall make such deductions or withholdings; and (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable laws.

              (b) OTHER TAXES. In addition, the Borrower and the Guarantors agree to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Bridge Note, Exchange Note or other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES") and hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes. Each Lender represents that, to the best of its knowledge, except for any such Other Taxes that may be imposed under the federal, state or local laws of the United States (or any political subdivision thereof), it is not aware of any such stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies.

              (c) INDEMNITY. The Borrower and the Guarantors will indemnify the Administrative Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by the Administrative Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen days from the date the Administrative Agent or any Lender or any of their respective Affiliates makes written demand therefor; provided, however, that the Borrower and the Guarantors shall not be obligated to make payment to the Lender or the Administrative Agent (as the case may be) pursuant to this Section 2.10(c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender or the Administrative Agent within 60 days from the date on which such Lender or the Administrative Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Administrative Agent or the Lender in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Borrower had indemnified or paid an additional amount due as of the date of such payment pursuant to this Section 2.10(c) or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender or the Administrative Agent or such Affiliates. After the Lender or the Administrative Agent (as the case may be) receives written notice of the imposition of the Taxes or Other Taxes which are subject to this Section 2.10(c), such Lender and Administrative Agent will act in good faith to promptly notify the Borrower and the Guarantors of their obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agent or the Lenders under this Section 2.10(c).

              (d) FURNISH EVIDENCE TO ADMINISTRATIVE AGENT. The Borrower will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Lenders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Lenders.

              (e) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower or any Guarantor hereunder, the agreements and obligations of the Borrower and the Guarantors contained in this Section 2.10 shall survive the payment in full of all amounts due hereunder and under the Bridge Notes.

              (f) MITIGATION. If the Borrower or any Guarantor (as the case may be) is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.10 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower or such Guarantor, change the jurisdiction of its Applicable Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's sole, reasonable discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender, provided that fees, charges, costs or expenses that are related to such change shall be borne by the Borrower or such Guarantor on behalf of a Lender, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender.

              Each Lender and the Administrative Agent agrees that it will (i) take all reasonable actions reasonably requested by the Borrower or any Guarantor in writing that are without risk and material cost to such Lender or the Administrative Agent and consistent with the internal policies of such Lender and applicable legal and regulatory restrictions (as the case may be) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver) and (ii) to the extent reasonable and without risk and material cost to it, otherwise cooperate with the Borrower or any Guarantor to minimize any amounts payable by the Borrower or such Guarantor under this Section 2.10; provided, however, that in each case, any cost relating to such action or cooperation requested by the Borrower or such Guarantor shall be borne by the Borrower or such Guarantor, respectively.

              (g) TAX BENEFIT. If and to the extent that any Lender is able, in its sole opinion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit arising out of or in conjunction with any deduction or withholding which gives rise to an obligation on the Borrower or any Guarantor to pay any additional amount pursuant to this Section 2.10 then such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for such Lender, reimburse to the Borrower at such time as such tax credit or benefit shall have actually been received by such Lender such amount as such Lender shall, in its sole opinion, have determined to be attributable to the relevant deduction or withholding and as will leave such Lender in no better or worse position than it would have been in if the payment of such additional amount had not been required.

              Nothing in this Section 2.10 shall oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

              SECTION 2.11. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC.

              (a) RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, or if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held or owing by such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this Section 2.11(a) shall provide prompt notice to the Borrower following such exercise.

              (b) SHARING. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement, a Loan Document or any Bridge Note held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

              (c) NO REQUIREMENT. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in manner consistent with the rights of the Lenders entitled under this Section
2.11 to share in the benefits of any recovery on such secured claim.

              Section 2.12. Certain FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees specified in the Fee Letter with respect to the Bridge Loans, Terms Loans and Exchange Notes, amounts for its expenses incurred hereunder and all other amounts owing under this Agreement and the other Loan Documents.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

              As of the date hereof and as of the Closing Date, each of the Borrower and the Guarantors hereby jointly and severally agrees with, and represents and warrants to, the Lenders that each of the following representations and warranties is true and will be true after giving pro forma effect to the Transactions:

              SECTION 3.1. REPRESENTATIONS AND WARRANTIES IN THE CREDIT AGREEMENT AND THE ACQUISITION AGREEMENT. The representations and warranties of the Borrower contained in the Credit Agreement are hereby incorporated herein by reference for the benefit of the Lenders (without giving effect to any waivers thereof or amendment, thereto subsequent to the date hereof) and are true and correct in all material respects.

              SECTION 3.2. ORGANIZATION; POWERS. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

              SECTION 3.3. DUE AUTHORIZATION AND ENFORCEABILITY.

              (a) Each of the Transaction Documents: (i) has been duly authorized, executed and delivered by Borrower and each of its Subsidiaries (to the extent each is a party thereto) and (ii) constitutes a valid and binding obligation of Borrower and each of its Subsidiaries (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

              (b) The Loans, the Bridge Notes and the Exchange Notes have been duly authorized by the Borrower and each of the Guarantees and the guarantees by the Guarantors of the Borrower's obligations under the Exchange Notes have been duly authorized by the Borrower and each Guarantor, as applicable. When the Bridge Notes and the Exchange Notes have been executed and delivered pursuant to the terms of this Agreement or the Exchange Note Indenture, as applicable, each of the Loans, the Bridge Notes, the Exchange Notes, and the Guarantees and the guarantees by the Guarantors of the Borrower's obligations under the Exchange Notes will be valid and binding obligations of the Borrower and each Guarantor, as applicable, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

              (c) The Escrowed Warrants have been duly authorized by the Borrower and, when executed and authenticated pursuant to the terms of the Warrant Agreement and delivered to the Escrow Agent, will be valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

              (d) The Warrant Shares have been duly authorized and validly issued, and upon exercise of the Escrowed Warrants in accordance with the terms of the Warrant Agreement will be fully paid and nonassessable.

              SECTION 3.4. NO CONFLICTS.

              (a) Except as disclosed on SCHEDULE 3.4, neither the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with the terms and provisions hereof or thereof (i) violates or will violate any material law or regulation or any order or decree of any court or Governmental Entity applicable to the Borrower or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (ii) constitutes or will constitute a breach or a violation of, any of the terms or provisions of, or a default under, the organizational documents (including any certificate of incorporation or bylaws) or any other corporate restriction of any of the Borrower or any of its Subsidiaries or (iii) conflicts with or will result in the breach of, or constitutes a default under, any material contract, lease, indenture, loan agreement (including, without limitation, the Credit Agreement), mortgage, deed of trust or other agreement or instrument (each, a "MATERIAL CONTRACT") to which the Borrower or any of its Subsidiaries is a party or to which any of them may be subject or by which any of them or any of their respective assets is or may be bound.

              (b) No consent, approval, authorization or order of, or any registration or filing with, any Governmental Entity is or will be required in connection with (i) the execution and delivery of any of the Transaction Documents by the Borrower or any of its Subsidiaries (to the extent each is a party thereto) or the consummation of the transactions contemplated hereby or thereby, or (ii) the issuance and delivery of the Escrowed Warrants or the Warrant Shares by the Borrower, other than (A) such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof, or (B) such actions as may be required under the Registration Rights Agreements after the date hereof in connection with any transfer of the Exchange Notes and the Escrowed Warrants or the Warrant Shares issuable upon exercise thereof.

              SECTION 3.5. NO VIOLATIONS; MATERIAL CONTRACTS.

              (a) There does not exist (i) any violation of any law or regulation or any order or decree of any court or Governmental Entity applicable to the Borrower or any of its Subsidiaries, which violation could reasonably be expected to have a Material Adverse Effect or (ii) any conflict or violation of any terms or provisions of the organizational documents (including any articles or certificate of incorporation or bylaws) of the Borrower or any of its Subsidiaries.

              (b) Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that, individually or in the aggregate, has had or could have a Material Adverse Effect. Each Material Contract to which the Borrower or any of its

Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties or assets are or may be bound as of the Closing Date is listed on SCHEDULE 3.5 and true and correct copies of all such Material Contracts have been delivered to the Administrative Agent.

              (c) As of the Closing Date: (i) each Material Contract is in all material respects valid, binding and in full force and effect and is enforceable by the Borrower and each of its Subsidiaries (to the extent that each is a party thereto) in accordance with its terms, (ii) the Borrower and each of its Subsidiaries (to the extent each is a party thereto) has performed in all material respects all obligations required to be performed by it to date under all of its Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Borrower and each of its Subsidiaries, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, (iii) neither the Borrower or any of its Subsidiaries, nor, to the knowledge of the Borrower and each of its Subsidiaries, any other party to any Material Contract, has given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract, and (iv) none of such other parties has any presently exercisable or future right to terminate any Material Contract, including any right to terminate any Material Contract on account of the execution, delivery or performance of any of the Transaction Documents.

              SECTION 3.6. CAPITAL STOCK; SUBSIDIARIES.

              (a) All shares of capital stock and other equity interests of the Borrower are duly authorized, validly issued, fully paid and non-assessable. All shares of capital stock and other equity interests of each Subsidiary of the Borrower are duly authorized, validly issued, fully paid and non-assessable and owned directly or indirectly by the Borrower beneficially and of record, free and clear of any Lien other than the Liens to be created under the Credit Agreement. SCHEDULE 3.6 sets forth, (i) as of the date hereof (and without giving effect to the Transactions) a list of all direct and indirect Subsidiaries of the Borrower and the percentage ownership (direct and indirect) of the Borrower therein and (ii) as of the Closing Date (after giving effect to the Transactions), a list of all direct Subsidiaries of the Borrower and each Guarantor and the percentage ownership interest of the Borrower and such Guarantor, as applicable, therein. All such shares of capital stock or other ownership interest are duly authorized, validly issued, fully paid and non-assessable and owned by the Borrower or each Guarantor, as the case may be, free and clear of all Liens.

              (b) There are (i) no outstanding subscriptions, warrants, options, calls or commitments of any character related to or entitling any Person to purchase or otherwise acquire any shares of the capital stock or other equity interests of any of the Borrower's, (ii) no obligations or securities convertible into or exchangeable for shares of any capital stock or other equity interests of the Borrower or any of its Subsidiaries or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, other than the Escrowed Warrants and (iii) no preemptive or similar rights to subscribe for or to purchase any capital stock or other equity interests of the Borrower or any of its Subsidiaries.

              SECTION 3.7. LIENS. There are no Liens on any assets of the Borrower or any of its Subsidiaries except Permitted Liens.

              SECTION 3.8. NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE SYSTEM. None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the Loans and Permanent Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any rule or regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board.

              SECTION 3.9. GOVERNMENTAL REGULATIONS. None of the Borrower or any of its Subsidiaries is or will be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any other statute, rule or regulation limiting its ability to incur Indebtedness for borrowed money.

              SECTION 3.10. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

              (a) The consolidated balance sheets of each of the Borrower and its Subsidiaries and the Target that are attached hereto as SCHEDULE 3.10 fairly present the consolidated financial position of the Borrower and its Subsidiaries and the Target as of the dates set forth therein, in each case in accordance with GAAP consistently applied (except as otherwise specifically indicated therein). The consolidated statements of income and cash flows of the Borrower and its Subsidiaries and the Target that are attached hereto as SCHEDULE 3.10 have been prepared in conformity with GAAP applied on a Consistent Basis through all the periods involved (except as otherwise specifically indicated therein) and fairly present the consolidated results of operations of each of the Borrower and its Subsidiaries and the Target for the periods indicated. The pro forma consolidated statements of income and cash flows included in SCHEDULE 3.10 fairly present the estimated consolidated income and cash flows of the Borrower and its Subsidiaries assuming the consummation of the HPG Acquisition as if it had occurred on the date set forth therein, and the pro forma consolidated balance sheet of the Borrower included in SCHEDULE 3.10 fairly presents the consolidated financial condition of the Borrower and its Subsidiaries on March 31, 1998 (after giving effect to all simultaneous transactions to occur on such date). The historical and pro forma financial statements attached hereto as
SCHEDULE 3.10 comply as to form with the requirements applicable to such financial statements in, and constitute all of the financial statements required by, Regulation S-X of the Act for a Form S-1 registration statement. The presentation of pro forma EBITDA set forth in such pro forma financial statements is consistent with the requirements of Regulation S-X.

              (b) Neither the Borrower nor its Subsidiaries nor the Target (prior to giving effect to the consummation of the Transaction) has any liability (absolute or contingent) except (i) those shown on the most recent audited balance sheets described in Section 3.10(a), (ii) those incurred under the Transaction Documents, (iii) those incurred in the ordinary course of business since the date of such audited balance sheets and (iv) those that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

              SECTION 3.11. FULL DISCLOSURE. No information, report, financial statement or certificate delivered or to be delivered to the Lenders in connection with the Transactions contains or will contain any untrue statement of material fact or omitted or omits or will omit to state a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

              SECTION 3.12. PRIVATE OFFERING; Rule 144A Matters.

              (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, the making of the Loans hereunder and the issuance of the instruments evidencing such Loans and the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Borrower nor any Guarantor has issued or sold Loans, the instruments evidencing such Loans or the Securities or equity securities to anyone other than the Lenders. No securities of the same class as the Loans, the instruments evidencing such Loans or the Securities have been issued or sold by the Borrower or any Guarantor within the six-month period immediately prior to the date hereof. Each of the Borrower and the Guarantors agrees that neither it, nor anyone acting on its behalf (other than the Lenders, as to whom the Borrower and the Guarantors make no representation), will (i) offer the Loans, the instruments evidencing such Loans or the Securities so as to subject the making, issuance and/or sale of the Loans, the instruments evidencing such Loans or the Securities, to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Loans, the instruments evidencing such Loans, the Securities and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Bridge Note, and (subject to the terms of the Exchange Note Indenture and the Escrow Agreement) each of the Exchange Notes and the Escrowed Warrants shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

              (b) In the case of each offer, sale or issuance of the Loans, the instruments evidencing such Loans or the Securities no form of general solicitation or general advertising was or will be used by the Borrower or any Guarantor or their representatives (other than the Lenders, as to whom the Borrower and the Guarantor make no representation), including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              (c) The Securities will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Securities are issued and delivered pursuant to the Transaction Documents, they will not be of the same class (within the meaning of Rule 144A(d) (3) under the Securities Act) as any other security of the Borrower or any Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Exchange Notes nor the execution, delivery and performance of the Transaction Documents (other than the Debt Registration Rights Agreement) will require the qualification of an indenture under the Trust Indenture Act.

              SECTION 3.13. ABSENCE OF PROCEEDINGS. Except with respect to the matters disclosed in SCHEDULE 3.13, there is not pending or threatened any action, suit or proceeding to which the Borrower or any of its Subsidiaries is a party, before or by any court or other Governmental Entity or body (domestic or foreign), that could reasonably be expected to cause a Material Adverse Effect.

              SECTION 3.14. TAXES. The Borrower and its Subsidiaries have duly and timely filed all required tax returns and reports and paid prior to delinquency all taxes, assessments, and governmental levies except (i) those not in the process of enforcement and being contested in good faith and by appropriate proceedings and (ii) where the failure to file or make payment could not reasonably be expected to have a Material Adverse Effect.

              SECTION 3.15. FINANCIAL CONDITION; SOLVENCY.

              (a) Each of the Borrower and the Guarantors is, and immediately after giving effect to the consummation of the Transaction will be, Solvent.

              (b) Neither the Borrower nor any Guarantor intends to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

              SECTION 3.16. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operation, condition (financial or otherwise), or management of the Borrower and its Subsidiaries, taken as a whole, or the Target, or prospects of the Borrower and its Subsidiaries, taken as a whole (in each case, including any event which, in the opinion of the Majority Lenders, is reasonably likely to result in such a material adverse change) since December 31, 1997.

              SECTION 3.17. YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) that are material to the Borrower's or any of its Subsidiaries' business or operations may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                   ARTICLE IV.
                                    COVENANTS

              So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, each of the Borrower covenants and agrees with the Lenders as follows:

              SECTION 4.1. USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans solely to finance, in part, the HPG Acquisition and the transactions contemplated thereby.

              SECTION 4.2. NOTICE OF DEFAULT AND RELATED MATTERS. The Borrower shall furnish to the Administrative Agent (with copies for each Lender) written notice, promptly upon becoming aware of the existence of:

              (a) any condition or event that constitutes a Default or an Event of Default, specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto;

              (b) (i) any action or proceeding against the Borrower or any Subsidiary by any Governmental Entity the outcome of which could reasonably be expected to have a Material Adverse Effect or (ii) any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, in an aggregate amount in respect of all such proceedings and processes greater than $1,000,000 not otherwise covered by insurance;

              (c) any (i) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws, (ii) release or threatened release into the environment by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or a Subsidiary, of any Hazardous Material, except where occurring legally, or (iii) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials; and

              (d) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

              SECTION 4.3. MERGER; SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

              The Borrower shall not and shall not permit any of its Subsidiaries to

              (a) consolidate with or merge into any other Person, or permit any other Person to merge into it; provided, however, (i) any Subsidiary may merge or transfer all or any part of its assets into or consolidate with the Borrower or any Domestic Subsidiary, in each case, provided the requirements of
Section 4.24 hereof are complied with as of the effective date of the consummation of such merger, (ii) any Subsidiary may merge into another Person that is not a Subsidiary prior to such merger whereby such other Person is the surviving corporation provided the requirements of Section 4.24 hereof are complied with and such other Person becomes a Subsidiary as of the effective date of the consummation of such merger and that such merger would be a Permitted Acquisition but for the Subsidiary not being the surviving corporation, (iii) any Direct Foreign Subsidiary may merge with or into any other Direct Foreign Subsidiary, (iv) any Foreign Subsidiary which is not a Direct Foreign Subsidiary may merge with or into any other Foreign Subsidiary and (v) the Borrower or any Subsidiary may make a Permitted Acquisition; or

              (b) sell, lease, transfer or otherwise dispose of any assets other than (i) dispositions of inventory in the ordinary course of business,
(ii) dispositions of equipment which, in the aggregate during any fiscal year, have a fair market value or book value, whichever is less, of not more than three percent (3%) of Property, Plant and Equipment and Capitalized Software as shown on the consolidated balance sheet of the Borrower and its Subsidiaries adjusted to provide for the HPG Acquisition which is not replaced by equipment having at least equivalent value, (iii) dispositions of equipment which is replaced with equipment of like kind, function and value, provided the replacement equipment shall be acquired prior to or substantially contemporaneously with any disposition of the equipment that is to be replaced, and the replacement equipment shall be free and clear of Liens other than Permitted Liens, (iv) dispositions of other assets which, in the aggregate during any fiscal year, have a fair market value or book value, whichever is less, of not more than one percent (1%) of Consolidated Shareholders' equity of Borrower and its Subsidiaries adjusted to provide for the HPG Acquisition and
(v) any Capital Markets Transaction of authorized but unissued equity securities the Net Cash Proceeds of which are subject to the terms of Section 2.5(a) hereof.

              SECTION 4.4. INFORMATION; SEC REPORTS; COMPLIANCE CERTIFICATES.

              (a) The Borrower shall, and shall cause each of its Subsidiaries to, promptly provide such information concerning the businesses, properties, liabilities and financial condition of the Borrower and such Subsidiaries as any Lender may from time to time reasonably request, including, if so requested, any reports or other documents provided to lenders in connection with the Credit Agreement. The Borrower shall, and shall cause each of its respective Subsidiaries to:

              (i) keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities,

              (ii) permit the Lenders or their representatives to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective businesses, finances and accounts with their respective executive officers and, subject to the right of the Borrower's representatives to participate in any such discussion, with their independent public accountants, all upon reasonable notice and at such reasonable times and as often as may reasonably be desired, and

              (iii) permit the Lenders or their representatives to consult with the Borrower and such Subsidiaries with respect to their businesses and make proposals with respect to such businesses (such proposals not to impede and may facilitate faster or more secure repayment of the Obligations), and meet with the respective executive officers of the Borrower and such Subsidiaries with respect to such proposals.

              (b) The Borrower shall furnish to the Lenders (i) as soon as available and in any event within 30 days after the end of each month a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such month and unless provided pursuant to clause (b)(ii), for the period from the beginning of the then current fiscal year to the end of such month, (ii) all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Borrower and its Subsidiaries and, with respect to the annual information only, a report thereon by the Borrower's certified independent public accountants (who shall be a firm of established national reputation) and
(ii) all current reports required to be filed with the SEC on Form 8-K, in each case within the time periods set forth in the SEC's rules and regulations.

              (c) The Borrower shall deliver to the Lenders, within 60 days after the end of each fiscal quarter, an Officers' Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal quarter have been performed with a view to determining whether the Borrower and its Subsidiaries have kept, observed, performed and fulfilled their respective Obligations under this Agreement, and further stating that (i) the Borrower and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Agreement and are not in default in the performance or observance of any of the terms, provisions or conditions hereof or under any other mortgage, indenture or debt instrument (or, if a Default, Event of Default or default under any such mortgage, indenture or instrument shall have occurred, describing all such Defaults, Events of Default or defaults and what action the Borrower is taking or proposes to take with respect thereto).

              (d) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to paragraph (b) above shall be accompanied by a written statement of the Borrower's certified independent public accountants (who shall be from a firm of established national reputation) that, solely in making the examination necessary for certification of such financial statements and without independent investigation or inquiry, nothing has come to their attention that would lead them to believe that the Borrower or any of its respective Subsidiaries has violated any provisions of Article IV of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              SECTION 4.5. EXISTENCE; BUSINESS AND PROPERTIES; INSURANCE. (a) The Borrower shall, and shall cause each of its Subsidiaries to maintain (i) all properties necessary to their operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens (other than Permitted Liens) all Intellectual Property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct their business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices and (ii) all Material Contracts and material leases in full force and effect without material defaults thereunder.

              (b) The Borrower shall, and shall cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect their existence and all material rights and franchises, and maintain their licenses or qualifications to do business as foreign corporations and good standing in each jurisdiction in which their ownership or lease of property or the nature of their business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

              (c) The Borrower shall, and shall cause each of its Subsidiaries to (i) keep all of their insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (ii) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and
(iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, in any manner. such insurance policies to be in form reasonably satisfactory to the Administrative Agent. Each of the policies of insurance described in this Section 4.5(c) shall provide that the Administrative Agent shall be named as loss payee or additional insured, as applicable, and that the insurer shall give the Administrative Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered.

              SECTION 4.6. COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where non-compliance therewith could not reasonably be expected to have a Material Adverse Effect.

              SECTION 4.7. RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any cash dividends or make any other payment or distribution on account of its capital stock (other than dividends payable in the ordinary course of business solely in common stock) on any shares of stock of any class of the Borrower, now or hereafter outstanding, (ii) purchase, redeem (whether mandatory or optional redemption) or otherwise retire any such shares or interests in consideration of cash or any debt instrument (whether or not subordinated) or shares of capital stock issued by any Subsidiary of the Borrower, or apply or set apart any of their assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares, (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Loans (other than the Loans), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment, or agree to do any of the foregoing, other than (i) dividends payable by any Subsidiary to another Subsidiary or to the Borrower and (ii) the purchase or redemption of capital stock of employees pursuant to an Approved Stock Option Plan so long as (A) the aggregate amount paid in connection with such purchase or redemption during any twelve month period does not exceed $500,000 and (B) no Default or an Event of Default exists after giving effect to such purchase or redemption.

              SECTION 4.8. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, or permit to exist, with any Person any agreement (other than this Agreement and the Credit Agreement) which prohibits or limits the ability of any Subsidiary to declare or pay any dividend or make any loan to or investment in the Borrower or any other owner of such Subsidiary.

              SECTION 4.9. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF ADDITIONAL PREFERRED STOCK.

              (a) The Borrower shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, "incur"), or permit to exist, any Indebtedness (including Acquired Debt) or any shares of preferred stock except for:

              (i) (A) Indebtedness under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $325.0 million, minus the aggregate amount of all principal repayments with respect to term loans made under the Credit Agreement since the Closing Date, plus $20.0 million and (B) Indebtedness incurred by Foreign Subsidiaries under Credit Facilities in an aggregate principal amount not to exceed $80.0 million; provided that the aggregate principal amount of all Indebtedness outstanding pursuant to clauses (A) and (B) shall not exceed $355.0 million at any time;

              (ii)   the Loans and the Guarantees;

              (iii)  the issuance of the Exchange Notes in accordance with
       Section 2.3 and guarantees thereof by the Guarantors;

              (iv) the incurrence by any Guarantor or any of its Subsidiaries of intercompany Indebtedness between or among such Guarantor and any of its Subsidiaries; provided, however, that (i) if any Guarantor or the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations and (ii)(A) any subsequent issuance or transfer of equity interests that results in any such Indebtedness being held by a Person other than any Guarantor or any of its Subsidiaries and (B) any sale or other transfer of any such Indebtedness to a Person that is neither a Guarantor nor one of its Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Guarantor or such Subsidiary, as the case may be;

              (v) Indebtedness consisting of Hedging Obligations not prohibited under this Agreement;

              (vi) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

              (vii) (a) purchase money Indebtedness and (b) Indebtedness incurred with respect to financing of Capital Expenditures, collectively under both clause (a) and (b) not to exceed an aggregate outstanding amount at any time of $5,000,000;

              (viii) Indebtedness of any Guarantor owing to the Borrower or another Guarantor and Indebtedness of the Borrower owing to any Guarantor; and

              (ix) Indebtedness outstanding on the date hereof and set forth on SCHEDULE 4.9.

              (b) For purposes of determining compliance with this Section 4.9, accrual of interest, the accretion of accreted value and the payment of interest by capitalizing the same or issuing additional Indebtedness will not be deemed to be an incurrence of Indebtedness.

              SECTION 4.10. ANTI-LAYERING. Notwithstanding any other provision hereof, neither the Borrower nor any Guarantor will incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is subordinate or junior in right of payment to the Credit Agreement and senior in any respect in right of payment to the Loans.

              SECTION 4.11. SALE AND LEASEBACK TRANSACTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Guarantor of real or personal property which has been or is sold or transferred by the Borrower or any Guarantor to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Guarantor (a "SALE AND LEASEBACK TRANSACTION").

              SECTION 4.12. INVESTMENTS; ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to make any Acquisition or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower and its Subsidiaries may:

              (a)    invest in Eligible Securities;

              (b) maintain investments, loans and advances existing as of the date hereof and as set forth in Schedule 3.6 attached hereto;

              (c) accept and maintain accounts receivable arising and trade credit granted in the ordinary course of business and retain any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

              (d) make and maintain loans and advances to and investments in Subsidiaries which are Guarantors; and

              (e) consummate Permitted Acquisitions and mergers permitted under Section 4.3 hereof.

              (f) make and maintain loans, advances and investments in Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $40,000,000.

              (g) make and maintain other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $10,000,000

              SECTION 4.13. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under Sections 4.3 and 4.12 hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any services, with any Affiliate of the Borrower, (each of the foregoing, an "AFFILIATE TRANSACTION"), except (a) that such Persons may render services or sell inventory to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services or sell inventory to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

              SECTION 4.14. LINE OF BUSINESS. The Borrower shall not conduct any business or engage in any activity or hold any assets other than holding the shares of capital stock of its Subsidiaries and administrative activities directly related thereto.

              SECTION 4.15. LIENS. The Borrower shall not enter into any agreement other than this Agreement and the other Loan Documents and the Credit Agreement which prohibits or limits the ability of any of the Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien, security interest or encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired.

              SECTION 4.16. STAY, EXTENSION AND USURY LAWS. The Borrower and each of the Guarantors covenants (to the extent that they may lawfully do so) that they shall not, and shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants in or the performance of this Agreement; and the Borrower waives, and agrees to cause its Subsidiaries to waive (to the extent that they may lawfully do so), all benefit or advantage of any such law, and covenant that they shall not, and shall not permit its Subsidiaries to, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit, and shall cause its Subsidiaries to suffer and permit, the execution of every such power as though no such law has been enacted.

              SECTION 4.17. CHANGE OF CONTROL.

              (a) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part of the principal amount of such Lender's Loans pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a prepayment price in cash equal to the aggregate principal amount thereof plus (i) accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of prepayment and (ii) the Change of Control Fee thereon (the "CHANGE OF CONTROL PAYMENT"). Within 10 days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constituted the Change of Control and offer to repay the Loans on the date specified in such notice, which date shall be no later than 30 days after the date of such Change of Control (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures set forth below.

              (b) Notice of a Change of Control Offer shall be mailed by the Borrower to the Lenders at their addresses set forth in the Loan Register. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent reports furnished pursuant to Section 4.4(b)(i) and (ii). The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control Offer.

              (c) On the Change of Control Payment Date, the Borrower shall repay all Loans or portions thereof of all Lenders that properly elected repayment thereof pursuant to the Change of Control Offer, pay the Change of Control Payment for each such Loan (or portion thereof) elected to be prepaid and deliver to each Lender a new Bridge Note equal in principal amount (excluding premiums, if any) to any unpurchased portion of the corresponding Bridge Note surrendered. The Borrower will notify the remaining Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              SECTION 4.18. OBLIGATIONS AND TAXES. The Borrower shall, and shall cause its Subsidiaries to, pay its Indebtedness and other Obligations promptly and in accordance with their terms and comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of their properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants determined on a consolidated basis have been established unless and until any Lien resulting therefrom attaches to any of their property and becomes enforceable against any of their creditors.

              SECTION 4.19. CONSOLIDATED NET WORTH. The Borrower shall, and shall cause each of its Subsidiaries to, maintain at all times Consolidated Net Worth to be at least 90% of Consolidated Net Worth at June 30, 1998, such amount to be increased as at the first day of each fiscal quarter, beginning with the fiscal quarter beginning October 1, 1998, by an amount equal to (a) seventy-five percent (75%) of Consolidated Net Income during the immediately preceding fiscal year, plus (b) one hundred percent (100%) of the Net Cash Proceeds of an Equity Offering consummated during the immediately preceding fiscal quarter; provided, however, in no event shall the Consolidated Net Worth requirement be decreased as a result of a net loss of the Borrower and its Subsidiaries (i.e., negative Consolidated Net Income) for any fiscal quarter except that Consolidated Net Worth may be reduced by the actual amount of non-cash charges incurred in connection with the HPG Acquisition up to but not exceeding $25,000,000. Any increase calculated pursuant hereto shall be determined based upon financial statements delivered in accordance with Section 4.4(b) hereof; provided, however such increase shall be deemed effective as of the first day of the fiscal quarter in which such financial statements are delivered or required to be delivered, if earlier.

              SECTION 4.20. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower shall, and shall cause each of its Subsidiaries to maintain at all times a Consolidated Fixed Charge Coverage Ratio of not less than the ratio indicated below at any time during the period indicated:

                     Closing Date through third       1.00 to 1.00
                     fiscal quarter 1999

                     Fourth fiscal quarter 1999       1.10 to 1.00
                     through third
                     fiscal quarter 2000

                     Fourth fiscal quarter 2000 and   1.20 to 1.00
                     thereafter

              SECTION 4.21. CONSOLIDATED LEVERAGE RATIO. The Borrower shall, and shall cause each of its Subsidiaries to maintain at all times a Consolidated Leverage Ratio of not less than the ratio indicated below at any time during the period indicated:

                     Second fiscal quarter 1999       6.75 to 1.00

                     Third fiscal quarter 1999        7.00 to 1.00

                     Fourth fiscal quarter 1999       5.50 to 1.00
                     through first
                     fiscal quarter 2000

                     Second fiscal quarter 2000       6.00 to 1.00
                     through third
                     fiscal quarter 2000

                     Fourth fiscal quarter 2000       4.50 to 1.00
                     through second
                     fiscal quarter 2001

                     Third fiscal quarter 2001        5.00 to 1.00

                     Fourth fiscal quarter 2001 and   4.00 to 1.00
                     thereafter

              SECTION 4.22. CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower shall, and shall cause each of its Subsidiaries to, maintain at all times a Consolidated Interest Coverage Ratio of not less than the ratio indicated below at any time during the period indicated:

                     Closing Date through first       1.60 to 1.00
                     fiscal quarter 1999

                     Second fiscal quarter 1999       1.50 to 1.00
                     through third
                     fiscal quarter 1999

                     Fourth fiscal quarter 1999       1.60 to 1.00
                     through third
                     fiscal quarter 2000

                     Fourth fiscal quarter 2000 and   1.80 to 1.00
                     thereafter

              SECTION 4.23. CONSOLIDATED EBITDA. The Borrower shall, and shall cause each of its Subsidiaries to, maintain at all times a Consolidated EBITDA of not less than the amount indicated below at any time during the period indicated:

                     Closing Date through third       $22,000,000
                     fiscal quarter 1998

                     Fourth fiscal quarter 1998       $52,000,000

                     First fiscal quarter 1999        $58,000,000


              SECTION 4.24. ADDITIONAL SUBSIDIARY GUARANTEES. If the Borrower or any of the Guarantors shall acquire or create another Domestic Subsidiary after the date hereof, or if any Subsidiary of the Borrower becomes a Domestic Subsidiary, then such newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a notation of Guarantee and deliver an Opinion of Counsel, in accordance with the terms hereof.

              SECTION 4.25. YEAR 2000 COMPLIANCE. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 complaint, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

              SECTION 4.26. ENVIRONMENTAL COMPLIANCE. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless, and only during the period that, the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made.

              SECTION 4.27. ERISA.

              (a)    With reasonable promptness, and in any event within thirty
(30) days, the Borrower will give notice of and/or deliver to Agent copies of
(i) the establishment of any new Employee Benefit Plan, (ii) the commencement of contributions to any Pension Plan or Multiemployer Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (iii) any material increase in the benefits of any existing Employee Benefit Plan, (iv) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (v) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code or any Foreign Benefit Law (in the case of an Employee Benefit Plan regulated by any Foreign Benefit Law) by the due date.

              (b) Promptly and in any event within ten (10) days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, the Borrower will deliver to the Administrative Agent a notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

              (c) With reasonable promptness but in any event within ten (10) days for purposes of clauses (a), (b) and (c), the Borrower will deliver to the Administrative Agent copies of (a) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Entity's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Administrative Agent in writing within ten (10) Business Days of the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

              (d) With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan, the Borrower shall not and shall not permit any of its Subsidiaries to: (i) permit the occurrence of any Termination Event which would result in a liability to the Borrower or any ERISA Affiliate in excess of $500,000; (ii) permit the present value of all benefit liabilities under all Pension Plans (except as provided below) to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities (the "Excess Liabilities Value") by more than $500,000; (iii) permit any accumulated funding deficiency in excess of $500,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; (iv) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $500,000; (v) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; (vi) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $500,000; (vi) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Law and all other applicable laws and the regulations and interpretations thereof.

              SECTION 4.28. HEDGING OBLIGATIONS. The Borrower shall not, and shall not permit any Subsidiary to, incur any Hedging Obligations or enter into any agreements, devices or instruments related to Hedging Obligations, except for Hedging Obligations permitted pursuant to the Credit Agreement.

              SECTION 4.29. DEFAULTS UNDER OTHER AGREEMENTS. The Borrower shall not, and shall not permit any Subsidiary to permit any landlord, mortgagee, trustee under deed of trust or lienholder to lawfully declare a default under any lease, mortgage, deed of trust or lien instrument on real estate owned or leased by the Borrower or any Guarantor or permit any landlord to lawfully terminate, prior to the expiration of its term, any leasehold interest of the Borrower or any Guarantor, if such default or termination, individually or collectively, would reasonably be expected to result in a Material Adverse Effect.

              SECTION 4.30. LICENSES. The Borrower shall not, and shall not permit any Subsidiary to grant, establish, create or permit to exist any license of any of the Intellectual Property to any Person except for (i) such licenses granted for the limited purpose of conducting sales or marketing promotions in the ordinary course of business of existing or new products for a reasonable, limited time period, (ii) such licenses approved by the Majority Lenders in writing prior to the granting thereof within 30 days after request therefor, such approval not to be unreasonably withheld, and (iii) such licenses granted to any material Subsidiary party to the Intellectual Property Security Agreement which has delivered an appropriate Intellectual Property Assignment executed in blank with respect to such license.

              Section 4.31. Dissolution, etc. The Borrower shall not, and shall not permit any Subsidiary to wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into a Borrower permitted pursuant to Section 4.3 hereof.

              SECTION 4.32. TOTAL INDEBTEDNESS.

              The Borrower shall not, and shall not permit any Subsidiary to permit the aggregate amount of Indebtedness owing by the Borrower and its Subsidiaries on a consolidated basis to exceed $355,000,000 at any time.

                                   ARTICLE V.
                                   CONDITIONS

              The obligation of each of the Lenders to make Bridge Loans is subject to (i) the representations and warranties in Article III and the representations and warranties of the Borrower and such Guarantor, as the case may be, in the Credit Agreement being true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower and such Guarantor, as the case may be, having performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the following conditions:

              SECTION 5.1. CLOSING. Upon satisfaction of the conditions set forth herein, each of the Lenders shall disburse the proceeds of its Bridge Loan by wire transfer of immediately available funds to the account designated by the Borrower in New York, New York, against delivery to the Lenders in Bridge Notes in the names and denominations specified by the Lenders (the "CLOSING"). The Borrower shall give the Lenders at least three (3) Business Days' notice of the expected date of such Closing (the "CLOSING DATE"). The Closing shall take place at such place as shall be agreed upon by the Lenders and the Borrower.

              SECTION 5.2. CORPORATE AND OTHER PROCEEDINGS. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto not previously found acceptable by the Administrative Agent shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

              (a) a certified copy of the Borrower's and each of the Guarantor's charters, in each case together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower and each Guarantor issued by the appropriate government officials of the jurisdiction of its respective formation and of each jurisdiction in which the Borrower or such Guarantor owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

              (b) a copy of the Borrower's and each of the Guarantor's bylaws, in each case certified as of the Closing Date by its Secretary or one of its Assistant Secretaries;

              (c) resolutions of the Borrower's and each of the Guarantor's Board of Directors, in each case approving and authorizing the execution, delivery and performance of this Agreement, each of the other Transaction Documents and any other documents, instruments and certificates required to be executed by the Borrower or such Guarantor in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Bridge Notes, the Exchange Notes and the Escrowed Warrants and the consummation of the Transactions, each certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

              (d) signature and incumbency certificates of the Borrower's and each of the Guarantor's Officers executing this Agreement and the Bridge Notes;

              (e) executed copies of this Agreement and the Bridge Notes, drawn to the order of the Lenders;

              (f) a notation of Guarantee, executed and delivered by each Guarantor, dated the date of this Agreement, substantially in the form of EXHIBIT B hereto, as applicable;

              (g) an Officers' Certificate from the Borrower and each of the Guarantors in form and substance satisfactory to the Administrative Agent to the effect that (i) the representations and warranties in Article III and the representations and warranties of the Borrower and such Guarantor, as the case may be, in the Credit Agreement are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower and such Guarantor, as the case may be, has performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) all conditions to the consummation of the Transactions have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without the Administrative Agent's prior written consent;

              (h) true and correct copies of the final form of each of: (i) the Acquisition Agreement, which shall provide that the aggregate cost of the Transactions (including without limitation the purchase price to be paid by the Borrower to acquire the assets of the Target, the refinancing of certain existing debt of the Borrower and the Target, the payment of costs related to the closing of the Target's Asheboro, North Carolina manufacturing facility (which costs to the Borrower and its affiliates shall not exceed $10.0 million) and the payment of all fees and expenses) shall not exceed $402.5 million; and
(ii) the Credit Agreement;

              (i) true and correct copies of each of the other Transaction Documents, each of which shall be satisfactory in form and substance to each of the Lenders, in their sole reasonable discretion;

              (j) a copy of all closing documents relating to the HPG Acquisition and all such counterpart originals or certified copies of such documents, instruments, certificates, opinions and reliance letters as the Administrative Agent may reasonably request;

              (k) a copy of all closing documents relating to the Credit Agreement and all such counterpart originals or certified copies of such documents, instruments, certificates, reliance letters and opinions as the Administrative Agent may reasonably request (including, without limitation, a reliance letter, addressed to the Lenders, from counsel to the Borrower, entitling the Lenders to rely on the opinions issued by such counsel in connection with the Credit Agreement);

              (l) a copy of all closing documents relating to the other Transactions and all such counterpart originals or certified copies of such documents, instruments, certificates, reliance letters and opinions as the Administrative Agent may reasonably request; and

              (m)    all authorizations, consents and approvals required by
Section 5.19.

              SECTION 5.3. CONCURRENT TRANSACTIONS. Either prior to or concurrently with the making of the Bridge Loans by the Lenders: (i) the banks and other lending institutions shall have funded no more than $197.9 million pursuant to the Credit Agreement and at least an additional $147.1 million shall be available to the Borrower for future borrowings thereunder and (ii) the HPG Acquisition shall have been consummated pursuant to the terms of the Acquisition Agreement delivered pursuant to Section 5.1(h) above in compliance with applicable law and regulatory approvals and shall not have been materially altered, amended or otherwise changed or supplemented or any material condition therein waived, without the prior written consent of the Lenders.

              SECTION 5.4. NO MATERIAL LOSS. Neither the Borrower nor any of its Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Administrative Agent, has had or is reasonably likely to have a Material Adverse Effect; there shall not have been, in the reasonable discretion of the Administrative Agent, any material adverse change since December 31, 1997 in the business, assets, operations, condition (financial or otherwise) or management of the Borrower and its Affiliates, taken as a whole or the Target, or in the prospects of the Borrower and its Affiliates, taken as a whole. No event or circumstance shall have occurred, and the Administrative Agent shall not have become aware of any event or circumstance, which has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, financial condition, results of operations, assets, liabilities or management of the Borrower or any of its Affiliates or the Target, or prospects of the Borrower or any of its Affiliates. Neither the Borrower nor any of its Affiliates nor the Target shall have any material liabilities (contingent or otherwise) except those set forth on the most recent audited balance sheets of such entities provided to the Administrative Agent and those incurred in the ordinary course of business since the date of such audited balance sheets.

              SECTION 5.5. NO EVENT OF DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the Transactions that would constitute an Event of Default.

              SECTION 5.6. LITIGATION; RESTRAINING ORDERS. There shall not be threatened or pending any action, suit, investigation or proceeding in any court or before any other Governmental Entity, or any other Person, domestic or foreign that purports to affect the Transactions or any of the financings contemplated hereby and that could reasonably be expected to have a Material Adverse Effect on (i) the Borrower and its Affiliates, taken as a whole, or the Target; (ii) the Transactions or any of the financings contemplated hereby; and
(iii) the ability of the Borrower and the Guarantors to perform their respective Obligations with respect to the Bridge Notes and the Guarantees.

              SECTION 5.7. NO CHANGES IN FINANCIAL MARKETS. There shall not have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market in the United States; (ii) a declaration of a banking moratorium on any suspension of payments in respect of the banks in the United States or New York; or (iii) either (a) an outbreak or escalation of hostilities between the United States and any foreign power, or (b) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (c) any material change in the financial markets of the United States, which, in the sole judgment of the Administrative Agent, makes it impracticable or inadvisable to proceed with the consummation of the Bridge Loans or any of the other transactions contemplated hereby including, without limitation, the issuance and sale of the Permanent Securities or that would materially affect the ability to sell or syndicate the Bridge Loans.

              SECTION 5.8. ENVIRONMENTAL REPORTS. The Administrative Agent shall have received reports and other information in form, scope and substance satisfactory to the Administrative Agent concerning environmental liabilities of the Borrower and its Subsidiaries (after giving effect to the Transactions), including, without limitation, copies of independent environmental reports with respect to the Queretero Property.

              SECTION 5.9. DUE DILIGENCE. The corporate, capital and ownership structure (which shall be as set forth in SCHEDULE 3.6) and the articles of incorporation and by-laws, equityholder agreements, management, and litigation and environmental matters of the Borrower and its Subsidiaries (after giving effect to the Transactions) shall be satisfactory to the Administrative Agent, and the Administrative Agent shall have received any information reasonably necessary to conduct such due diligence.

              SECTION 5.10. ESCROW AGREEMENT. The Borrower and the Escrow Agent shall have entered into the Escrow Agreement and a fully executed copy of the Escrow Agreement shall have been delivered to each of the Lenders.

              SECTION 5.11. EXCHANGE NOTES. The Borrower, each of the Guarantors and the Exchange Note Trustee shall have entered into the Exchange Note Indenture and a fully executed copy of the Exchange Note Indenture shall have been delivered to each of the Lenders. $200.0 million in aggregate principal amount of Exchange Notes shall have been issued by the Borrower and the Guarantors into escrow and delivered to the Escrow Agent as contemplated by the Escrow Agreement.

              SECTION 5.12. ESCROWED WARRANTS. The Borrower shall have issued the Escrowed Warrants into escrow and delivered the Escrowed Warrants to the Escrow Agent as contemplated by the Escrow Agreement.

              SECTION 5.13. DEBT REGISTRATION RIGHTS AGREEMENT. The Borrower, each of the Guarantors and the Administrative Agent shall have entered into the Debt Registration Rights Agreement and a fully executed copy of the Debt Registration Rights Agreement shall have been delivered to each of the Lenders.

              SECTION 5.14. EQUITY REGISTRATION RIGHTS AGREEMENT. The Borrower, each of the Guarantors and the Administrative Agent shall have entered into the Equity Registration Rights Agreement and a fully executed copy of the Equity Registration Rights Agreement shall have been delivered to each of the Lenders.

              SECTION 5.15. DELIVERY OF OPINIONS. The Administrative Agent shall have received originally executed copies of one or more favorable written opinions of (i) Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel for the Borrower and the Guarantors, in the form of EXHIBIT H hereto and addressed to the Lenders and (ii) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Administrative Agent shall have reasonably requested.

              SECTION 5.16. SOLVENCY. The Administrative Agent shall have received a certificate of the chief financial officer of the Company, in form and substance satisfactory to the Administrative Agent, certifying that, on the date of and immediately after giving effect to the consummation of the Transactions, each of the Borrower and its Subsidiaries will be Solvent.

              SECTION 5.17. PAYMENT OF FEES. On or before the Closing Date, the Borrower shall have paid to the Lenders and their Affiliates the fees payable on the Closing Date pursuant to Section 2.12.

              SECTION 5.18. NO BREACH UNDER ENGAGEMENT LETTER, COMMITMENT LETTER OR FEE LETTER. Neither the Borrower nor any Guarantor shall be in breach or violation of any of its obligations under the Engagement Letter, the Commitment Letter or the Fee Letter and each of the Engagement Letter and the Fee Letter shall be in full force and effect.

              SECTION 5.19. CONSENTS AND APPROVALS. On or before the Closing Date, all governmental, equityholder and third party consents (including Hart-Scott-Rodino clearance and the consent, if necessary, of any existing lenders and lessors of the Borrower and its Affiliates or the Target) and approvals necessary, in connection with the Transactions and the related financings and other transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all applicable waiting periods under any law applicable to the Transactions shall have expired without any action being taken by any competent authority (including without limitation, any Governmental Entity) which restrains, prevents or imposes materially adverse conditions upon the completion of the Transactions or the financing thereof or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which, in the reasonable judgment of the Administrative Agent could have such effect and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Administrative Agent shall have been delivered to the Administrative Agent. Copies of all such authorizations, consents and approvals shall have been delivered to the Administrative Agent on the Closing Date.

              SECTION 5.20. MARGIN REGULATIONS. The making of the Bridge Loans in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board or any other regulation of the Board.

              SECTION 5.21. SATISFACTORY FINANCIAL STATEMENTS. The Administrative Agent shall have received (a) the most recent interim financial statements and working capital detail for (i) the most recent month and the most recent trailing twelve months for which internal financial statements are available and (ii) the first projected twelve-month period following consummation of the HPG Acquisition, and a pro forma consolidated balance sheet of the Borrower as of March 31, 1998 giving effect to the Transactions and the financings and other transactions contemplated hereby and prepared by Ernst & Young and Grant Thornton and (b) all audited and unaudited historical financial statements of the Borrower, its Affiliates, the Target and all other completed or probable acquisitions (including pro forma financial statements) meeting the requirements of Regulation S-X for a Form S-1 registration statement, and all such financial statements shall be satisfactory in form and substance to the Administrative Agent. Such financial statements referred to in clause (b) shall show actual pro forma (after giving effect to the Transactions) consolidated EBITDA (in conformance with the requirements of Regulation S-X) of the Borrower for the year ended December 31, 1997 and the most recent twelve-month period for which financial statements are available, in each case of not less than $51.7 million and the Administrative Agent shall have received a letter from Grant Thornton stating that such pro forma consolidated financial statements comply as to form with the requirements of Regulation S-X.

              SECTION 5.22. REPAYMENT OF INDEBTEDNESS. On or before the Closing Date, certain existing Indebtedness set forth in SCHEDULE 5.23 attached hereto of the Borrower and the Target shall be repaid in full and all commitments thereunder shall be terminated.

                                  ARTICLE VI.
      TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING SUCH LOANS AND THE
             SECURITIES; REPRESENTATIONS OF LENDERS; PARTICIPATIONS

              SECTION 6.1. TRANSFER OF THE LOANS, THE INSTRUMENTS EVIDENCING THE LOANS AND THE SECURITIES. Each Lender acknowledges that none of the Loans, the instruments evidencing such Loans and the Securities have been registered under the Securities Act and represents and agrees that it is acquiring the Loans, the instruments evidencing such Loans and the Securities for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of its Loans, the instruments evidencing such Loans or Securities (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, and otherwise in compliance with, the Securities Act. Each Lender represents, warrants, covenants and agrees to and with the Borrower and each Guarantor that it is either (i) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act acting for its own account or the account of one or more other qualified institutional buyers, and is aware that the Borrower and each Guarantor may rely upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or (ii) an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Each of the Lenders acknowledges that the instruments evidencing the Loans and the Securities will bear a legend restricting the transfer thereof in accordance with the Securities Act.

              Subject to the provisions of the previous paragraph, each of the Borrower and the Guarantors agrees that, with the consent of the Administrative Agent, each Lender will be free to sell or transfer all or any part of the Loans, the instruments evidencing the Loans or the Securities (including, without limitation, participation interest in the Loans) to any third party and to pledge any or all of the Securities to any commercial bank or other institutional lender.

              SECTION 6.2. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations hereunder and under the Loan Documents. Such assignment shall be substantially in the form of Exhibit A or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

              SECTION 6.3. PERMITTED PARTICIPANTS; EFFECT.

              (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS"") participating interests in any Loan owing to such Lender, any Bridge Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents; provided that the aggregate amount of such participating interest shall not be less than $5.0 million. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              (b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Maturity Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

              (c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 2.11 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 2.11 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 2.11, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.11 as if each Participant were a Lender.

              SECTION 6.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports.

              SECTION 6.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.10.

              SECTION 6.6. REPLACEMENT SECURITIES UPON Transfer or Exchange. Upon surrender of any Securities by any Lender in connection with any permitted transfer or exchange, the Borrower will execute and deliver in exchange therefor a new Security or Securities of the same aggregate tenor and principal amount, payable to the order of such Persons and in such denominations as such Lender may request. The Borrower may require payment by such Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

              SECTION 6.7. REGISTER. The Administrative Agent on behalf of the Borrower shall maintain a register of the principal amount of the Loans held by each Lender and any interest due and payable with respect thereto. The Administrative Agent will allow any Lender to inspect and copy such register at the Administrative Agent's principal place of business during normal business hours.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

              SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT: "

              (a) any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries herein or that is contained in any certificate, document or financial or other statement furnished by any of them at any time under or in connection with any Transaction Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

              (b) the Borrower defaults in the payment of the principal of or premium on any of the Loans, whether or not prohibited by the subordination provisions of Article X hereof, when the same shall become due and payable, whether at stated maturity, upon acceleration, upon redemption, or otherwise;

              (c) the Borrower defaults in the payment of any interest upon any of the Loans, whether or not prohibited by the subordination provisions of
Article X hereof, when the same becomes due and payable and such default continues for five calendar days;

              (d) the Borrower defaults in the payment of any other Obligations payable under this Agreement or any of the other Loan Documents, whether or not prohibited by the subordination provisions of Article X hereof, and such default continues for five calendar days;

              (e) the Borrower or any of its Subsidiaries fails to observe or perform any of its covenants or agreements contained in Article IV (other than Sections 4.5, 4.6, 4.16, 4.18 and 4.26(a), (b) and (c);

              (f) the Borrower or any of its Subsidiaries fails to observe or perform any of its covenants or agreements (other than those Sections of Article IV not listed in the parenthetical in clause (e) above) contained in any of the Loan Documents, other than a default under items listed on Schedule 3.4 hereof, and such default continues for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof;

              (g) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default described in clause (a) above or the maturity of which has been so accelerated aggregates $5.0 million;

              (h) (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1.0 million is rendered against the Borrower or any of its Subsidiaries, or (ii) there is any attachment, injunction or execution against any of the Borrower's or its Subsidiaries' or properties for any amount in excess of $1.0 million in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

              (i) the Borrower or any of its Subsidiaries shall (i) be unable to pay its debts generally as they become due; (ii) file a petition to take advantage of any insolvency statute; (iii) make an assignment for the benefit of its creditors; (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or (v) file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

              (j) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any of its Subsidiaries or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the

Borrower or any of its Subsidiaries seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any of its Subsidiaries or of the whole or any substantial part of any of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any of its Subsidiaries any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of ninety (90) days; or if the Borrower or any of its Subsidiaries takes any action to indicate its consent to or approval of any such proceeding or petition; or

              (k) the obligations of any Guarantor under its Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Guarantee; or

              (l) the Borrower or any of its Subsidiaries shall suspend all or any part of its operations material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole; or

              (m)    the Borrower merges into another Person or dissolves; or

              (n) (i) the Borrower or any Subsidiary shall fail (A) to implement or complete any material action or process constituting a portion of its plan to be Year 2000 Compliant on the date set forth for implementation or completion of such action or process and such failure shall continue for a period of 30 or more days or (B) to be Year 2000 Compliant on or after 90 days prior to year 2000; or

              (o) the Kmart Agreement shall be terminated or any amendment thereof is entered into by the parties thereto without the consent of the Administrative Agent, and such termination or amendment has or could reasonably be expected to have a Material Adverse Effect; or

              (p) the report of the field examination of the assets of the Borrower is not completed with results satisfactory to the Administrative Agent within 90 days after the Closing Date; or

              (q) the acquisition of the Queretero, Mexico property is not consummated in accordance with the terms of the Acquisition Agreement on or before August 31, 1998; or

              (r) the Black & Decker License Agreement shall (i) be modified in any material respect having an adverse effect on the Borrower without the written consent of the Administrative Agent or (ii) terminate, or the license granted thereunder shall terminate, for any reason prior to the expiration of the Initial Term (as defined in the Black & Decker Licenses Agreement).

              SECTION 7.2. ACCELERATION. If any Event of Default (other than an Event of Default specified in Section 7.1(i) and (j) is continuing, the Lenders holding at least 25% in aggregate principal amount of the then outstanding Loans may, by written notice to the Borrower, declare the unpaid principal of and any accrued and unpaid interest and fees on all of the Loans to be immediately due and payable. Upon such declaration, all Obligations in respect of the Loans shall become immediately due and payable immediately. If an Event of Default specified in Section 7.1(i) and (j) occurs, all Obligations in respect of the Loans shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of any Lender.

              SECTION 7.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

              SECTION 7.4. DELAY OR OMISSION NOT WAIVER. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article VII or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

              SECTION 7.5. WAIVER OF PAST DEFAULTS. Subject to Section 11.3, the Majority Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

              SECTION 7.6. RIGHTS OF LENDERS To Receive Payment. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of, premium and interest on the Loans and Bridge Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Bridge Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                                  ARTICLE VIII.
                              PERMANENT SECURITIES

              SECTION 8.1. PERMANENT SECURITIES. The Borrower and the Guarantors shall use their best efforts to do all things required in the reasonable opinion of the Investment Banks in connection with the sale of the Permanent Securities, including, but not limited to (i) prior to and 30 Business Days immediately following the Closing Date, commencing the preparation of a Rule 144A offering memorandum or registration statement under the Securities Act with respect to the Permanent Securities, and other documentation (including an indenture), all as deemed necessary by the Investment Banks to effect the offering of Permanent Securities, (ii) no later than 15 Business Days prior to the Closing Date, delivering to the Investment Banks such unaudited consolidated and pro forma financial information, projections as to future operations and such other financial information relating to the Borrower and its Subsidiaries and their respective businesses and any probable or recently completed acquisition as may be reasonably requested by the Investment Banks, (iii) prior to and 30 Business Days immediately following the Closing Date, finalizing the Offering Documents in form and substance reasonably satisfactory to the Investment Banks, the Borrower and the Guarantors, including, if applicable, filings of a registration statement under the Securities Act, (iv) no later than 30 Business Days following the Closing Date, making appropriate Officers of the Borrower and its Subsidiaries available to the Investment Banks for meetings with prospective purchasers of the Permanent Securities and preparing and presenting to potential investors road show material in a manner consistent with other new issuances of high yield debt securities and (v) executing an underwriting or purchase agreement substantially in the form of NationsBanc's standard underwriting or purchase agreement, as the case may be, modified as appropriate to reflect the terms of the transactions contemplated thereby and containing such terms, covenants, conditions, representations, warranties and indemnities as are customary in similar transactions and providing for the delivery of legal opinions, comfort letters, and Officers' Certificates, all in form and substance reasonably satisfactory to the Investment Banks and their counsel, as well as such other terms and conditions as the Investment Banks and their counsel may in their reasonable discretion consider appropriate in light of then prevailing market conditions applicable to similar financings or in light of any aspect of the transactions contemplated hereby that requires such other terms or conditions. The proceeds from the issuance of the Permanent Securities shall be used to prepay the Loans pursuant to Section 2.5.

                                   ARTICLE IX.
                                   TERMINATION

              SECTION 9.1. TERMINATION. The Lenders, by notice to the Borrower, may terminate this Agreement at any time after the earlier of (i) the consummation of the HPG Acquisition without the making of any Bridge Loans and
(ii) August 31, 1998.

              SECTION 9.2. SURVIVAL OF CERTAIN PROVISIONS. If this Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Borrower and the Guarantors to reimburse the Lenders for all of their out-of-pocket expenses pursuant to Section 13.1 and the Fee Letter and (ii) the indemnity provisions contained in Article XII shall, in each case, remain operative and in full force and effect.

                                   ARTICLE X.
                                  SUBORDINATION

              SECTION 10.1. AGREEMENT TO SUBORDINATE. The Borrower and the Guarantors agree, and each Lender agrees, that the Indebtedness evidenced by the Loans is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

              SECTION 10.1. CERTAIN DEFINITIONS.

              "DESIGNATED SENIOR DEBT" means any Indebtedness outstanding under the Credit Agreement.

              "PERMITTED JUNIOR SECURITIES" means equity interests in the Borrower or any Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Loans are subordinated to Senior Debt pursuant to this Agreement.

              "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

              "SENIOR DEBT" means (i) all Indebtedness outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, (ii) any other Indebtedness that is permitted to be incurred by the Borrower or any Guarantor pursuant to this Agreement unless the instrument under which such

Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Loans, and (iii) all Obligations with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any Indebtedness of the Borrower or the Guarantors to any of its Subsidiaries or other Affiliates, (y) other than letter of credit obligations of the Borrower's Hong Kong Subsidiaries, any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby) and (z) any Indebtedness that is incurred in violation of this Agreement.

              A distribution may consist of cash, securities or other property, by set-off or otherwise.

              SECTION 11.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Borrower or the Guarantors in a liquidation or dissolution of the Borrower or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or such Guarantor or its property, in an assignment for the benefit of creditors or any marshalling of the Borrower's or such Guarantor's assets and liabilities:

                     (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before any Lender shall be entitled to receive any payment with respect to its Loan (except that Lenders may receive Permitted Junior Securities); and

                     (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which Lenders would be entitled but for this Article X shall be made to holders of Senior Debt (except that Lenders may receive Permitted Junior Securities), as their interests may appear.

              SECTION 10.3. DEFAULT ON DESIGNATED SENIOR DEBT. The Borrowers and the Guarantors may not make any payment or distribution to the Administrative Agent or any Lender in respect of Obligations with respect to the Loans and may not acquire from the Administrative Agent or any Lender any Loans for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                           (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                           (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that permits holders of the Designated Senior Debt to accelerate its maturity and the Administrative Agent receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Person who may give it pursuant to Section
         10.12 hereof. If the Administrative Agent receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.4 unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Loans that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice.



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

              The Borrowers and the Guarantors may and shall resume payments on and distributions in respect of the Loans and may acquire them upon the earlier of:

                     (1) the date upon which the default is cured or waived, or

                     (2) in the case of a default referred to in Section 10.4(ii) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt has been accelerated, if this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

              SECTION 10.4. ACCELERATION OF SECURITIES. If payment of the Loans is accelerated because of an Event of Default, the Borrower shall promptly notify holders of Senior Debt of the acceleration.

              SECTION 10.5. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Administrative Agent or any Lender receives any payment of any Obligations with respect to the Loans at a time when the Administrative Agent or such Lender, as applicable, has actual knowledge that such payment is prohibited by Section 10.4 hereof, such payment shall be held by the Administrative Agent or such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

              With respect to the holders of Senior Debt, the Administrative Agent undertakes to perform only such obligations on the part of the Administrative Agent as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Administrative Agent. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Administrative Agent shall pay over or distribute to or on behalf of Lenders, the Borrower, the Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Administrative Agent.

              SECTION 10.6. NOTICE BY THE BORROWER. The Borrower and the Guarantor shall promptly notify the Administrative Agent of any facts known to the Borrower or any Guarantor that would cause a payment of any Obligations with respect to the Loans to violate this Article X, but failure to give such notice shall not affect the subordination of the Loans to the Senior Debt as provided in this Article X.

              SECTION 10.7. SUBROGATION. After all Senior Debt is paid in full and until the Loans are paid in full, the Lenders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Loans) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Lenders have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to the Lenders is not, as between the Borrower and the Guarantors, on one hand, and the Lenders, on the other hand, a payment by the Borrower and the Guarantors on the Loan.

              SECTION 10.8. RELATIVE RIGHTS. This Article X defines the relative rights of the Lenders and holders of Senior Debt. Nothing in this Agreement shall:

              (a) impair, as between the Borrower and the Guarantors, on one hand, and the Lenders, on the other hand, the obligation of the Borrower and the Guarantors, which is absolute and unconditional, to pay principal of and interest on the Loans in accordance with their terms;

              (b) affect the relative rights of the Lenders and creditors of the Borrower and the Guarantors other than their rights in relation to holders of Senior Debt; or

              (c) prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to the Lenders.

              If the Borrower and the Guarantors fail because of this Article X to pay principal of or interest on a Loan on the due date, the failure is still a Default or Event of Default.

              SECTION 10.9. SUBORDINATION MAY NOT BE IMPAIRED BY THE BORROWER AND THE GUARANTORS. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Loans shall be impaired by any act or failure to act by the Borrower and the Guarantors or any Lender or by the failure of the Borrower and the Guarantors or any Lender to comply with this Agreement.

              SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

              Upon any payment or distribution of assets of the Borrower or any Guarantor referred to in this Article X, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Administrative Agent or to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Borrower and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.



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              SECTION 10.11. RIGHTS OF ADMINISTRATIVE AGENT. Notwithstanding the
provisions of this Article X or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Administrative Agent, and the Administrative Agent may continue to make payments on the Loans, unless the Administrative Agent shall have received at the address set forth in Section 14.2 hereof at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Loans to violate this Article X. Only the Company or a Representative may give the notice. Nothing in this Article X shall impair the claims of, or payments to, the Administrative Agents under or pursuant to Article XIII hereof.

              The Administrative Agent in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Administrative Agent. Any agent may do the same with like rights.

              SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION. Each Lender, authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Administrative Agent to act as such Lender's attorney-in-fact for any and all such purposes.

              SECTION 10.13. AMENDMENTS. The provisions of this Article X shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                  ARTICLE XII.
                                    GUARANTEE


              SECTION 11.1. THE GUARANTEE.

              (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest, fees and premium (if any) on the Loans and the Bridge Notes, and the full and punctual payment of all other Obligations of the Borrower under this Agreement, the Bridge Notes and the other Loan Documents, including all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Borrower but for the effect of any Bankruptcy Law (collectively, the "GUARANTEED OBLIGATIONS"). Each Guarantor understands, agrees and confirms that each of the Lenders may enforce this Guarantee up to the full amount guaranteed by each Guarantor hereunder against each Guarantor without proceeding against any other obligor or against any security for the Guaranteed Obligations. All payments made by each Guarantor under this Guarantee shall be paid at the place and in the manner specified in Section 2.9. Each Guarantor agrees that this is a continuing Guarantee of payment and not merely a Guarantee of collection.

              (b) The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

              (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement, the Bridge Notes or any other Loan Document, by operation of law or otherwise;


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

              (ii) any modification or amendment of or supplement to this Agreement, the Bridge Notes or any of the other Loan Documents;

              (iii) any release, non-perfection or invalidity of any direct or indirect security for, or any other Person's guarantee of, any of the Guaranteed Obligations;

              (iv) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of the Borrower's Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any obligor or any of their respective assets or any resulting release or discharge of any Obligation of the Borrower contained in the Loan Documents;

              (v) the existence of any claim, set-off or other rights which any obligor may have at any time against the Borrower or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

              (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement, the Bridge Notes or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of, interest, premium or fees on the Loans or any other amount payable by the Borrower under this Agreement, the Bridge Notes or any of the other Loan Documents; or

              (vii) any other act or omission to act or delay of any kind by the Borrower or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guaranteed Obligations hereunder.

              (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or another obligor, protest, notice and all demands whatsoever and covenants that, subject to this Article XI, this Guarantee shall not be discharged except by complete payment and performance of all Guaranteed Obligations.

              (d) If any Lender is required by any court or otherwise to return to the Borrower or any Guarantor, or any Custodian for the Borrower or any of the other obligors or their respective assets, any amount paid to any Lender, this Guarantee, to the extent of the amount so returned, shall be reinstated in full force and effect.

              (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 7.2 notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 7.2, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

              SECTION 11.2. LIMITATION ON LIABILITY. Each Guarantor and, by its acceptance of any Bridge Note, each Lender, hereby confirms that it is the intention of all such parties that this Guarantee not


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constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy
Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Guarantor that are relevant under such laws, result in the Obligations of each Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

              SECTION 11.3. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement and the Bridge Notes shall nonetheless by payable by the Guarantors forthwith on demand by any Lender.

              SECTION 11.4. RELEASE OF GUARANTORS. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Agreement, including without limitation Section 4.3(b). Upon delivery by the Borrower to the Administrative Agent of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Borrower in accordance with the applicable provisions of this Agreement, including without limitation Section 4.3(b) hereof, the Administrative Agent shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Guarantee.

              Any Guarantor not released from its Obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Loans and for the other obligations of any Guarantor under this Agreement as provided in this Article XI.




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                                  ARTICLE XIII.
                                    INDEMNITY

              SECTION 12.1. INDEMNIFICATION. The Borrower and each Guarantor (each, an "INDEMNIFYING PARTY" and, collectively, the "INDEMNIFYING PARTIES") jointly and severally agree to indemnify and hold harmless each Lender and their respective Affiliates and Affected Parties and each director, officer, employee and agent thereof (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject relating to or arising out of or in connection with the transactions contemplated by this Agreement (including the use of the proceeds of the Loans) or any related transaction, and to reimburse each Indemnified Party, promptly upon demand, for expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened loss, claim, damage or liability, or any litigation, proceeding or other action in respect thereof, including any amount paid in settlement of any litigation, proceeding or other action (commenced or threatened) to which the Indemnifying Parties shall have consented in writing (such consent not to be unreasonably withheld) whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the indemnity contained in this
Section 12.1 will not apply to any Indemnified Party to the extent that it shall be judicially determined that such losses, claims, damages, liabilities or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The Indemnified Parties will promptly notify the Borrower upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by the Indemnified Parties to give such notice shall not relieve the Borrower from the obligation to indemnify the Indemnified Parties except to the extent the Borrower is actually prejudiced thereby.

              If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnified Parties in respect of which indemnity may be sought hereunder, the Borrower shall be entitled to assume the defense thereof with counsel selected by the Borrower (which counsel shall be reasonably satisfactory to such Indemnified Parties) and after notice from the Borrower to such Indemnified Parties of its election so to assume the defense thereof, the Borrower will not be liable to such Indemnified Parties hereunder for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation and such other expenses as have been approved in advance; provided that (i) if counsel for such Indemnified Parties determines in good faith that there is a conflict which requires separate representation for the Borrower and such Indemnified Parties, or (ii) the Borrower fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnified Parties in any such action, then in either such event such Indemnified Parties shall be entitled to select one primary counsel and, if necessary, one local counsel, of their own choice to represent such Indemnified Parties, and the Borrower shall not, or no longer, be entitled to assume the defense thereof on behalf of such Indemnified Parties and such Indemnified Parties shall be entitled to indemnification for the reasonable expenses (including reasonable fees and expenses of such counsel) to the extent provided in the preceding paragraph. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Borrower and any counsel designated by the Borrower. Nothing contained herein shall preclude any Indemnified Parties, at their own expense, from retaining additional counsel to represent such Indemnified Parties in any action with respect to which indemnity may be sought from the Borrower hereunder.

              SECTION 12.2. INDEMNITY NOT AVAILABLE. If the indemnification provided for herein is unavailable to any Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to herein (or any investigation, claim, litigation, proceeding or other action in respect thereof), then



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the Indemnifying Parties agree to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in (i) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Parties, on the one hand, and the Lenders, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Parties on the one hand, and the Lenders, on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The Borrower and each Guarantor agree that for the purposes of this Section 12.2 the relative benefits to the Borrower and its Subsidiaries on the one hand, and the Indemnified Parties on the other hand, of the transactions contemplated by this Agreement, including, without limitation, the Loans and the other transactions contemplated by any of the Loan Documents in any way relating to any Loan, including the use of the proceeds of the Loans shall be deemed to be in the same proportion that the proceeds of all Loans made or to be made to the Borrower bears to the interest and fees paid or to be paid to the Lenders in connection with the Loans; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate interest and fees actually paid to the Lenders in connection with the Loans. The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any right an Indemnified Party may have.

              SECTION 12.3. SETTLEMENT OF CLAIMS. The Borrower and each Guarantor agree that, neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under Section 12.1 or 12.2 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding) without the prior written consent of the Indemnified Parties, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding, which consent shall not be unreasonably withheld.

              SECTION 12.4. APPEARANCE EXPENSES. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower, any Guarantor or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

              SECTION 12.5. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. If, after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Governmental Entity charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Governmental Entity (whether or not having the force of law):

              (a) subjects any Affected Party to any tax of any kind with respect to this Agreement or the Bridge Notes or changes the basis of taxation of payments of amounts due hereunder or thereunder or with respect to this Agreement or any of the other Loan Documents, (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or



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       license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's gross negligence or willful misconduct), but excluding (i) federal, state or local taxes based on net income incurred by such Affected Party) and (ii) Taxes, Other Taxes and any taxes, levies, imposts, deductions, charges or withholding specifically excluded under Section 2.10(a);

              (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board), special deposit or similar requirement against assets of the Borrower and the Guarantors held by, credit to the Borrower and the Guarantors extended by, deposits of the Borrower and the Guarantors with or for the account of, or other acquisition of funds of the Borrower and the Guarantors by, any Affected Party;

              (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party; or

              (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses incurred by officers or employees of an Affected Party (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or any of the other Loan Documents or the purchase, maintenance or funding of the Loans by an Affected Party, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital of, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, any of the other Loan Documents, the obligations hereunder or thereunder or the funding of the Loans hereunder, the Affected Party may notify the Indemnifying Party of the amount of such increase, reduction, or imposition, and the Indemnifying Parties hereby jointly and severally agree to pay to the Affected Party the amount necessary to compensate the Affected Party for such increase, reduction or imposition. Such amounts shall be due and payable by the Indemnifying Parties 15 days after such notice is given.

              SECTION 12.6. SURVIVAL OF INDEMNIFICATION. The provisions contained in this Article XII shall remain in full force and effect whether or not any of the transactions contemplated hereby are consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder.

              SECTION 12.7. LIABILITY NOT EXCLUSIVE; PAYMENTS. The agreements of each Indemnifying Party in this Article XII shall be in addition to any liability that each may otherwise have. All amounts due under this Article XII shall be payable as incurred upon written demand therefor.

                                  ARTICLE XIV.
                     THE ADMINISTRATIVE AGENT; THE ARRANGERS

              SECTION 13.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the



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Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

              SECTION 13.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

              SECTION 13.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

              SECTION 13.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Bridge Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Bridge Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

              SECTION 13.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower or any of its Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall


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give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              SECTION 13.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any material or other information provided by the Administrative Agent (which, if so furnished are acknowledge by the Lenders to be for informational purposes only and without representation or warranty) or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender confirms that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition, prospects or credit worthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              SECTION 13.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower or any of its Subsidiaries and without limiting the obligation of the Borrower and any of its Subsidiaries to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other Obligations payable hereunder.



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              SECTION 13.8. ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITIES.
The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and the Bridge Note issued to it the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "LENDER" and "LENDERS" shall include the Administrative Agent in its individual capacity.

              SECTION 13.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent, hereunder. Effective upon such appointment and approval, the term "ADMINISTRATIVE AGENT" shall mean and include such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent, any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

              SECTION 13.10. SUCCESSOR ADMINISTRATIVE AGENT. Except as expressly set forth herein, the Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.

                                   ARTICLE XV.
                                  MISCELLANEOUS

              SECTION 14.1. EXPENSES; DOCUMENTARY TAXES. The Borrower and the Guarantors hereby jointly and severally agree to pay (a) all reasonable out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence of the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby and (b) the reasonable fees and disbursements of legal counsel to the Lenders in connection with the transactions contemplated herein, including in each case those incurred prior to the date hereof.

              SECTION 14.2. NOTICES. All notices and other communications pertaining to this Agreement or any Bridge Note shall be in writing and shall be delivered (a) in Person (with receipt acknowledged), (b) by facsimile (confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth) or (c) by overnight courier, addressed as follows:

                           (i)      If to the Administrative Agent, to it at:

                                    NationsBridge, L.L.C.
                                    NationsBank Corporate Center
                                    100 North Tryon Street
                                    Charlotte, N.C.  28255
                                    Attention: Lynne Wertz
                                    Facsimile No.:  (704) 388-9941
                                   with a copy to:

                                   Latham & Watkins
                                   885 Third Avenue, Suite 1000
                                   New York, New York 10022
                                   Attention:  Kirk A. Davenport, Esq.
                                   Facsimile No.:  (212) 751-4864

                            (ii) If to any Lender, to it at its address set forth on the signature pages hereto:

                            (iii) If to the Borrower or any Guarantor, to it at:

                                   Windmere-Durable Holdings, Inc.
                                   5980 Miami Lakes Drive
                                   Miami Lakes, Florida  33014-2467
                                   Attention:  Chief Financial Officer
                                   Facsimile No.:  (305) 364-0502

                                   with a copy to:

                                   Greenberg Traurig Hoffman Lipoff
                                   Rosen & Quentel
                                   1221 Brickell Avenue
                                   Miami, Florida  33131
                                   Attention:  Paul Berkowitz, Esq.
                                   Facsimile No.:  (305) 579-0717

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section.

              SECTION 14.3. CONSENT TO AMENDMENTS AND WAIVERS.

              (a) Except as provided in Section 14.3(b), this Agreement and the Bridge Notes may be amended or supplemented with the consent of the Borrower, each Guarantor and the Majority Lenders and any existing default or compliance with any provision of this Agreement or the Bridge Notes may be waived with the consent of the Majority Lenders. Bridge Notes held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this Section 14.3.

              (b) Notwithstanding the provisions of Section 14.3(a), without the consent of each Lender affected thereby, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of or premium, or interest, if any, on the Loans or an other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive (A) prepayments on, or (B) payments of principal of, or premium, fees or interest, if any, on, the Loans, (vii) make any change to the provisions of

Article VIII that would adversely affect the rights of any Lender, (viii) release any Guarantor from its Guarantee or (ix) make any change in the foregoing amendment and waiver provisions.

              (c) The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section 14.3(a) unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

              SECTION 14.4. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Borrower, each Guarantor, the Affected Parties and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person.

              SECTION 14.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE BRIDGE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE BORROWER, EACH GUARANTOR AND EACH OF THE LENDERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE BORROWER, EACH GUARANTOR AND THE LENDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER, EACH GUARANTOR AND THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SECTION 14.6. REPLACEMENT NOTES. If any Bridge Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Bridge Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Bridge Note, upon the delivery by such Lender of an indemnity to the Borrower to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Bridge Note.

              SECTION 14.7. APPOINTMENT OF AGENT FOR SERVICE. The Borrower designates and appoints CT Corporation and such other Persons as may irrevocably agree in writing to serve as their respective agent to receive on their behalf service of all process in any proceedings in any New York Court, such service being hereby acknowledged by the Borrower to be effective and binding in every respect. If any agent appointed by a the Borrower refuses to receive and forward such service, that the Borrower hereby agrees that service upon it by mail shall constitute sufficient service.

              SECTION 14.8. MARSHALLING; RECAPTURE. Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

              SECTION 14.9. LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Guarantor or any other Person against the Administrative Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower and each Guarantor hereby waive, release and agree not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

              SECTION 14.10. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

              SECTION 14.11. CURRENCY INDEMNITY. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

              SECTION 14.12. WAIVER OF IMMUNITY. To the extent that the Borrower or any Guarantor has or hereafter may acquire any immunity from:

              (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower or any Guarantor owns or leases property or assets or
       (ii) the United States, the State of New York or any political subdivision thereof; or

              (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced document.

              SECTION 14.13. FREEDOM OF CHOICE. The submission to the jurisdiction of the courts referred to in this Article IV shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower or any Guarantor in the courts of any country in which the Borrower or such Guarantor has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

              SECTION 14.14. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower and each Guarantor in this Agreement shall bind their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders.

              SECTION 14.15. MERGER. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements among the parties relating to the subject matter hereof, except for those provisions in the Fee Letter and the Engagement Letter that are in addition to the provisions contained herein.

              SECTION 14.16. SEVERABILITY CLAUSE. In case any provision in this Agreement or any Bridge Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

              SECTION 14.17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officers' Certificates submitted pursuant hereto, shall remain operative and in full force and effect until all Obligations under all of the Loan Documents have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower, and shall survive delivery of the Bridge Notes.

                            [signature pages follow]

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       WINDMERE-DURABLE HOLDINGS, INC.

                                       By:
                                          -------------------------------------
                                          Name: Harry D. Schulman
                                          Title: Chief Financial Officer

                                       GUARANTORS:

                                       HOUSEHOLD PRODUCT, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       HP DELAWARE, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       HP AMERICAS, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       HPG LLC

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       HP INTELLECTUAL CORP.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       WINDMERE HOLDINGS CORPORATION

                                       By:
                                          -------------------------------------
                                       Name: Burton A. Honig
                                       Title: President

                                       WINDMERE HOLDINGS CORPORATION II

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: President

                                       WINDMERE INNOVATIVE PET PRODUCTS, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       EDI MASTERS, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       WINDMERE CORPORATION

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President Finance

                                       BAY BOOKS AND TAPES, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President Finance

                                       JERDON PRODUCTS, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       FORTUNE PRODUCTS, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: President

                                       CONSUMER PRODUCT AMERICAS, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Treasurer

                                       WINDMERE FAN PRODUCTS, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: Vice President

                                       WD DELAWARE, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: President

                                       WD DELAWARE II, INC.

                                       By:
                                          -------------------------------------
                                          Name: Burton A. Honig
                                          Title: President

NATIONSBRIDGE, L.L.C. ,
AS  ADMINISTRATIVE AGENT


By:
    ------------------------
       Name:
       Title:





LENDERS:

Commitment Amount:

$                                 [Insert name of Lender]
 ------------------------

                                  By:                          ,
                                       ------------------------
                                       the Managing Director

                                     By:                       ,
                                        -----------------------
                                         the General Partner

                                  By:
                                       Name:
                                       Title:

                                  Wire Transfer Instructions

                                  Name of Bank:       [Insert name of bank]
                                  Address:
                                                      ----------------------
                                  ABA#:
                                                      ----------------------
                                  For the account of
                                                      ----------------------
                                  Account No.:
                                                      ----------------------
                                  FOR FURTHER CREDIT TO [INSERT NAME OF LENDER].
                                  Reference:
                                  Attention:
                                                      ----------------------
                                  Telephone:
                                                      ----------------------

                                                                       Exhibit A


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

              Reference is made to the Bridge Loan Agreement, dated as of _______, 1998 (as amended, supplemented or otherwise modified from time to time, the "BRIDGE LOAN AGREEMENT"), by and among Windmere-Durable Holdings, Inc., a Florida corporation, (the "BORROWER"), the Guarantors named on the signature pages thereto as guarantors (each a "GUARANTOR" and, collectively, the "GUARANTORS"), NationsBanc Montgomery Securities LLC, as Arranger (the "ARRANGER"), NationsBridge, L.L.C., as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") and the lenders named on the signature pages thereto (the "LENDERS"). Unless otherwise defined herein, terms defined in the Bridge Loan Agreement and used herein shall have the meanings given to them in the Bridge Loan Agreement.

              The Assignor identified on Schedule I hereto (the "ASSIGNOR") and the Assignee identified on Schedule I hereto (the "ASSIGNEE") agree as follows:

              1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in
Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Bridge Loan Agreement (the "ASSIGNED FACILITIES"), in a principal amount for the Assigned Facilities as set forth on Schedule I hereto.

              2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Bridge Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Bridge Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim:
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Bridge Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Bridge Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Bridge Notes for a new Bridge Note or Bridge Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Bridge Notes for a new Bridge Note or Bridge Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective Date).

              3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Bridge Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to subsection 4.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Bridge Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by' the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Bridge Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Bridge Loan Agreement are required to be performed by it as a Lender; and (f) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Bridge Loan Agreement, the other Loan Documents or any others instrument or documents furnished pursuant hereto or thereto.

              4. The Assignor hereby assigns to Assignee all of its rights and obligations under the Fee Letter with respect to the Assigned Interest.

              5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 6.3 of the Bridge Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

              6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

              7. From and after the Effective Date, (a) the Assignee shall be a party to the Bridge Loan Agreement and the Fee Letter and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Bridge Loan Agreement and the Fee Letter.

              8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor:
                  ----------------------------
Name of Assignee:
                  ----------------------------
Effective Date of Assignment:
                              ----------------

                           Principal Commitment
Credit Facility Assigned   Amount Assigned       Commitment Percentage Assigned1
------------------------   -------------------   ------------------------------
                           $                                           %
                           ----------------           -------- --------


















---------------------------
(1) Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.

[Name of Assignee]                         [Name of Assignor]

By:                                        By:
   ------------------------------------       ----------------------------------
Title:                                     Title:



Accepted:

NATIONSBRIDGE, L.L.C.,
as Administrative Agent


By:
    ------------------------------------
Title:

                                                                       Exhibit B


THE SECURITY EVIDENCED OR CONSTITUTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT (OR AN EXEMPTION THEREFROM) HAVE BEEN COMPLIED WITH.

No. __                                                        New York, New York

$                                                                         , 1998
 ---------------                                         -----------------

                                   BRIDGE NOTE

              FOR VALUE RECEIVED, the undersigned, Windmere-Durable Holdings, Inc., a Florida corporation (the "COMPANY"), promises to pay to the order of _______________________________, or its registered assigns (the "HOLDER"), the principal sum of the aggregate of (i) __________________ Dollars ($_______) and
(ii) the aggregate amount by which the principal amount of this Bridge Note is increased pursuant to Section 2.4(e) of the Bridge Loan Agreement referred to below, and to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, at the rates per annum and on the dates specified in that certain Bridge Loan Agreement, dated as of _______, 1998, among the Company, the guarantors names on the signature pages thereto as guarantors (each a "GUARANTOR" and, collectively, the "GUARANTORS"), NationsBanc Montgomery Securities LLC, as Arranger (the "ARRANGER"), NationsBridge, L.L.C., as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") and the lenders named on the signature pages thereto (the "LENDERS"). (as amended, restated and/or otherwise modified from time to time, the "BRIDGE LOAN AGREEMENT"). Terms used herein and not otherwise defined have the meanings assigned to them in the Bridge Loan Agreement. In the event the principal amount of this Bridge Note is increased in accordance with Section 2.4(e) of the Bridge Loan Agreement, the Holder may exchange this Bridge Note for a Bridge Note definitively stating the aggregate principal amount hereof pursuant to Section
6.2 of the Bridge Loan Agreement.

              The unpaid principal balance of this Bridge Note, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date unless the Conversion Date occurs, in which case the unpaid principal balance hereof, together with all accrued and unpaid interest thereon, shall become due and payable on the date that is nine years after the Maturity Date.

              The Company promises to pay interest on demand, to the extent permitted by law, on any overdue principal and interest from their due dates at the rate per annum as specified in Section 2.4 of the Bridge Loan Agreement.

              All payments of the principal of and premium and interest on this Bridge Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by transfer of immediately available funds into a bank account designated by the Holder in writing to the Company; provided, however, that (i) to the extent interest exceeds a rate equal to 14% per annum, in the case of the Bridge Loans, or 15% per annum, in the case of the Term Loans, the Company shall have the option to pay all or a portion of the interest due and payable in excess of the amount of interest that would have been payable on such date at an interest rate of 14% per annum, in the case of the Bridge Loans, or 15% per annum, in the case of the Term Loans, by capitalizing such excess interest and adding it to the aggregate principal amount of outstanding Bridge Loans or Term Loans, as the case may be, and (ii) notwithstanding anything contained in the Bridge Loan Agreement or any of the Bridge Notes to the contrary, in no event shall the interest rate hereon for any period of computation exceed a rate per annum equal to the lesser of (A)(1) in the case of the Bridge Loans, 16%, or (2) in the case of Term Loans, 17%, and (B) the maximum interest rate permitted by applicable law. The principal amount of this Bridge Note is subject to increase in accordance with Section 2.4(a) of the Bridge Loan Agreement.

              The Company agrees to pay, upon demand, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of legal counsel to the Holder) associated with the waiver, enforcement or modification of the Bridge Loan Agreement or this Bridge Note.

              This Bridge Note is entitled to the benefits of a joint and several unconditional and irrevocable guarantee (the "NOTE GUARANTEE") of, inter alia, the due and punctual payment of the principal of, premium (if any) and interest on this Bridge Note as set forth the Bridge Loan Agreement. Each of the Guarantors has acknowledged its liability under the Note Guarantee by signing this Bridge Note.

              The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

              This Bridge Note is one of the Bridge Notes referred to in the Bridge Loan Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment in full of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Bridge Loan Agreement, all upon the terms and conditions therein specified. In the event of any conflict between the provisions of this Bridge Note and the Bridge Loan Agreement, the provisions of the Bridge Loan Agreement shall govern.

              THIS BRIDGE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, the Company has caused this Bridge Note to be signed in its corporate name by its duly authorized officer and to be dated as of the day and year first above written.

                                             WINDMERE-DURABLE HOLDINGS, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


ACKNOWLEDGMENT OF NOTE GUARANTEE:

[INSERT NAME AND SIGNATURE BLOCK FOR
EACH GUARANTOR]



By:
    ----------------------------------------
    Name:
    Title:

                              [Back of Bridge Note]

            OPTION OF HOLDER TO ELECT PURCHASE UPON CHANGE OF CONTROL

              If you want to elect to have this Bridge Note purchased by the Company pursuant to Section 4.20 of the Bridge Loan Agreement check the box below.

              [ ] Please purchase the entire amount of this Bridge Note

              If you want to elect to have only part of this Bridge Note purchased by the Company pursuant to Section 4.17 of the Bridge Loan Agreement, state the amount you elect to have purchased:
$             .
 -------------

Date:
     -------------------
                                    Your Signature:



                                    ------------------------------------------
                                    (Sign exactly as your name appears on
                                    the face of this Note)



                                    Tax Identification No.
                                                           -------------------

Signature Guarantee:


----------------------------